UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DAVE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 20, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Dave Inc. (the “Annual Meeting”), which will be held virtually on June 2, 2026 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2026. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically. You will need the 12-digit control number, which is located on the Notice of Internet Availability (“Notice”) that you received in the mail or proxy card (if you receive a printed copy of the materials) to attend the Annual Meeting. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.dave.com.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 20, 2026, we began mailing to our stockholders the Notice. Prior to the Annual Meeting, you can access the proxy materials and vote at www.proxyvote.com. During the Annual Meeting, you can access the proxy materials and vote at www.virtualshareholdermeeting.com/DAVE2026. Instructions for accessing the proxy materials and voting are described below and in the Notice that you received in the mail. Only stockholders of record at the close of business on April 13, 2026 may vote at the Annual Meeting and any postponements or adjournments of the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please carefully review the proxy statement and cast your vote, regardless of the number of shares you hold.

If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Sincerely,

Jason Wilk

Chief Executive Officer, President and Chairperson of the Board

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 2, 2026: THE NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025 ARE AVAILABLE FREE OF CHARGE PRIOR TO THE ANNUAL MEETING AT WWW.PROXYVOTE.COM AND DURING THE ANNUAL MEETING AT WWW.VIRTUALSHAREHOLDERMEETING.COM/DAVE2026.

1

DAVE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2026

Time and Date:	June 2, 2026 at 9:00 a.m. Pacific Time.
Place:	The Annual Meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2026.
Items of Business:
1.
Elect the Class II director listed in the accompanying proxy statement to serve a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.
2.
To provide advisory approval of Dave’s executive compensation.
3.
To provide an advisory vote on the frequency of future advisory votes on Dave’s executive compensation.
4.
Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Dave Inc. for the fiscal year ending December 31, 2026.
5.
Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 13, 2026 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Meeting Admission:

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to be able to attend the meeting, you will need the 12-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.virtualshareholdermeeting.com/DAVE2026.

Proxy Voting:

Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class V common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class V common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class V common stock are sometimes collectively referred to in this proxy statement as our “common stock.”

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at investors.dave.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,
Jason Wilk
Chief Executive Officer, President and Chairperson of the Board

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TABLE OF CONTENTS

INFORMATION ABOUT SOLICITATION AND VOTING	1
INTERNET AVAILABILITY OF PROXY MATERIALS	1
QUESTIONS AND ANSWERS ABOUT THE MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Corporate Governance Guidelines	8
Board Leadership Structure	8
Lead Independent Director	8
Our Board’s Role in Risk Oversight	9
Independence of Directors; Controlled Company Exemption	9
Committees of Our Board	9
Audit Committee	9
Compensation Committee	10
Nominating and Corporate Governance Committee	10
Compensation Committee Interlocks and Insider Participation	11
Board and Committee Meetings and Attendance	11
Communication with Directors	11
Code of Business Conduct and Ethics	11
Insider Trading Policy	11
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	12
Nomination to the Board	12
Director Qualifications	12
DIRECTOR COMPENSATION	13
Director Compensation Table	13
Non-Employee Director Compensation Arrangements	13
COMPENSATION DISCUSSION AND ANALYSIS	15
Introduction	15
Executive Summary	15
Compensation Design	16
Executive Compensation Decision-Making Process	17
2025 Named Executive Officer Compensation	18
Other Compensation Practices, Policies & Guidelines	21
REPORT OF THE COMPENSATION COMMITTEE	23
EXECUTIVE COMPENSATION	24
2025 Summary Compensation Table	24
Grants of Plan-Based Awards	25
Outstanding Equity Awards at Fiscal Year-End	26
Option Exercises and Stock Vested	27
Executive Compensation Arrangements	27
Jason Wilk Employment Agreement	27
Kyle Beilman Employment Agreement	28
Potential Payments Upon Termination or Change in Control	29
Pay Versus Performance	32
Adjustments to Calculate Compensation Actually Paid	33
Relationship Between Pay and Performance	34
PROPOSAL ONE: ELECTION OF DIRECTORS	36
Nominee to Our Board	36

3

Continuing Directors	37
Family Relationships	38
PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	39
PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON DAVE’S EXECUTIVE COMPENSATION	40
PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
Independent Registered Public Accounting Firm Fees and Services	41
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	41
REPORT OF THE AUDIT COMMITTEE	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
EQUITY COMPENSATION PLAN INFORMATION	45
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	46
Investor Rights Agreement and Lock-Up Arrangements	46
Financing Agreement	46
Lease Agreements	47
Legal Services	48
Indemnification Agreements	48
Related Party Transactions Policy	48
DELINQUENT SECTION 16(a) REPORTS	48
ADDITIONAL INFORMATION	48
OTHER MATTERS	49

4

DAVE INC.

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2026

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Dave Inc. (“Dave”), for use at Dave’s 2026 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held on June 2, 2026 at 9:00 a.m. Pacific Time via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2026. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Dave” refer to Dave Inc. Capitalized terms used but not defined in this proxy statement shall have the meanings ascribed to them in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On or about April 20, 2026, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to Be Held on Tuesday, June 2, 2026

This proxy statement and our 2025 Annual Report on Form 10-K are available free of charge at www.proxyvote.com prior to the Annual Meeting and at www.virtualshareholdermeeting.com/DAVE2026 during the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What is Dave?
A:

Dave was launched in 2017 to provide a faster, more transparent, and lower-cost alternative to traditional financial institutions, particularly for those living paycheck to paycheck. Through our mobile-first platform, we deliver innovative financial products designed to help underserved consumers manage their money more effectively. Our mission is to level the financial playing field by providing intuitive, transparent, and accessible solutions that empower our Members to navigate life’s financial challenges with confidence. We have engineered a purpose-driven platform designed to deliver on our mission, making a significant impact across the stakeholder groups we serve.

On January 5, 2022, Dave Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings III, Inc. and referred to in this proxy statement as “VPCC”), consummated the previously announced business combination transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among VPCC, Bear Merger Company Inc., a wholly owned subsidiary of VPCC, or First Merger Sub, Bear Merger Company II LLC, a wholly owned subsidiary of VPCC, or Second Merger Sub, and pre-business combination Dave Inc. (“Legacy Dave”).

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave, with Legacy Dave surviving the merger as a wholly owned subsidiary of the Company, with Legacy Dave immediately merging with and into Second Merger Sub (the “Merger Transactions”), with Second Merger Sub surviving the Merger Transactions as a wholly owned subsidiary of the Company. Following the Merger Transactions, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.”

Q:	What is the purpose of the meeting?
A:

At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the meeting?
A:

Stockholders will be asked to vote on the following four proposals at the meeting:

1.
To elect Dan Preston as a Class II director to serve for a term of three years and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal;
2.
To provide advisory approval of Dave’s executive compensation;
3.
To provide an advisory vote on the frequency of future advisory votes on Dave’s executive compensation; and
4.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Q:	Could matters other than Proposals One, Two, Three, and Four be decided at the meeting?
A:

Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Dave, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our Board will have the discretion to vote on those matters for you.

Q:	How does the Board recommend I vote on these proposals?
A:

Our Board recommends that you vote your shares:

•
“FOR” the nominee to the Board (“Proposal One”);
•
“FOR” the advisory approval of Dave’s executive compensation (“Proposal Two”);
•
“ONE YEAR” for the advisory vote on the frequency of future advisory votes on Dave’s executive compensation (“Proposal Three”); and
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Four”).

Q:	Who may vote at the Annual Meeting?
A:

Stockholders of record as of the close of business on April 13, 2026 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,499,286 shares of Class A common stock and 1,314,082 shares of Class V common stock outstanding and entitled to vote. In addition to holders of record of common stock, beneficial owners of shares of common stock held in “street name” as of the Record Date can vote by following the instructions provided by their broker, bank, trust or other street name holders.

Q:	How do I vote?
A:

You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on the proxy card or voting instructions that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may:

•
vote by telephone or through the Internet - in order to do so, please follow the instructions shown on the Notice or your proxy card;
•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•
vote at the Annual Meeting virtually - you may participate in the Annual Meeting online at www.virtualshareholdermeeting.com/DAVE2026 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice or proxy card.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time, on June 1, 2026. Submitting your proxy, whether by telephone, through the Internet or by mail if you requested or received a paper proxy card, will not affect your right to vote at the meeting should you decide to attend and participate in the meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to vote your shares. You may also vote your shares at the Annual Meeting at www.virtualshareholdermeeting.com/DAVE2026 before the polls close. To participate and vote in the Annual Meeting, you will need the control number included on the voting instructions you receive from your nominee.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	How do I vote by internet or telephone?
A:

If you wish to vote by the Internet or telephone, you may do so by following the voting instructions you received or on the Notice or your proxy card. Please have each voting instructions, the Notice or proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote at the meeting (as detailed above) should you decide to attend the meeting virtually.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?
A:

Each share of Class A common stock and Class V common stock issued and outstanding as of the close of business on April 13, 2026 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of such date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:

Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date and (ii) Class V common stock is entitled to ten votes for each share of Class V common stock held as of the Record Date.

Q:	What is the quorum requirement for the meeting?
A:

The holders of a majority of the voting power of the shares of our Class A common stock and Class V common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote virtually at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:

Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present.

For Proposal One, Proposal Two, and Proposal Three, abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the vote. For Proposal Four, we do not expect to have any broker non-votes because it is considered a “routine” matter, as described below.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Four). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, “non-routine” matters relate to the election of directors (Proposal One), the advisory vote to approve Dave’s executive compensation (Proposal Two), and the advisory vote on the frequency of future advisory votes on Dave’s executive compensation (Proposal Three). Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:

Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal One
The election of one Class II director to serve for a term of three years and until his respective successor is duly elected and qualified.

Our amended and restated bylaws (“Bylaws”) state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. “Plurality” means that the individuals who receive the highest numbers of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of abstentions or broker non-votes) will have no effect on the outcome of this proposal.

Proposal Two
Advisory approval of Dave’s executive compensation.

The advisory vote to approve Dave’s executive compensation will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

Proposal Three
Advisory vote on the frequency of future advisory votes on Dave’s executive compensation.

The option of every one year, every two years or every three years that receives the highest number of votes cast will be the frequency that is recommended by the stockholders. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

Proposal Four
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The ratification of the appointment of Deloitte & Touche LLP will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal. We do not expect to have any broker non-votes on this proposal.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:

You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.

If you are the stockholder of record, you may change your vote by:

•
granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•
providing a written notice of revocation to Dave’s Corporate Secretary via the Investor Relations section of our website, which is located at investors.dave.com; or
•
participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/DAVE2026. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/DAVE2026.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Annual Meeting?
A:

There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of April 13, 2026, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See “Can I change my vote or revoke my proxy?” above for more details.

Q:	How can I participate in the Annual Meeting?
A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DAVE2026. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice, voting instructions or proxy card.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.dave.com.

Q:	Can I submit questions prior to the meeting?

A:

Yes, as a stockholder, you may submit questions to the Company in writing prior to 5:00 p.m. Eastern Time on June 1, 2026, by visiting our website at investors.dave.com (which will be available approximately two weeks before the meeting) and following the instructions provided. You also may submit questions to the Company during the meeting. At the end of the meeting, there will be a Q&A period to answer the submitted questions as time permits.

Q:	What if during check-in or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:

If you encounter any technical difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number posted at www.virtualshareholdermeeting.com/DAVE2026. Technical support will be available starting at 8:45 a.m. Pacific Time on June 2, 2026.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:

The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary through our website at investors.dave.com to arrange for electronic access to the stockholder list.

Q:	Who will tabulate the votes?
A:	Broadridge Financial Solutions, Inc. has been engaged as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Dave stockholders may be householding our Notice or proxy materials. A single Notice or single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Dave that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy statement and annual report, you may (i) notify your broker or (ii) contact our Investor Relations department through our website at investors.dave.com. Stockholders who receive multiple copies of the Notice or proxy statement and annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon oral request or written request to our website at investors.dave.com, a separate copy of the Notice or annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Dave shares or need to change my mailing address?
A:

You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your Dave shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?

A:

The proxy for the Annual Meeting is being solicited on behalf of our Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:

What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders (the “2027 Annual Meeting”) or for consideration at our 2027 Annual Meeting?

A:

Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2027 Annual Meeting:

Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 1265 South Cochran Avenue, Los Angeles, CA 90019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2027 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than December 21, 2026 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Proposals to be presented at our 2027 Annual Meeting:

In addition to Rule 14a-8 under the Exchange Act, our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2027 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

•
not earlier than the close of business on February 2, 2027, and
•
not later than the close of business on March 4, 2027.

If we hold our 2027 annual meeting of stockholders more than 30 days before or more than 60 days after June 2, 2027 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office:

•
not earlier than the close of business on the 120th day prior to such annual meeting, and
•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Dave of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Dave does not need to present the proposal for vote at such meeting.

In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19 under the Exchange Act and any required notice under Rule 14a-19 must be postmarked or transmitted electronically to our Corporate Secretary no later than April 3, 2027.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our Board pursuant to the recommendations of our Nominating and Corporate Governance Committee.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board shall be free to choose its Chairperson in any way that it considers in the best interests of our Company, and that our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. In addition, our Corporate Governance Guidelines provide that, when the positions of Chairperson and Chief Executive Officer are held by the same person, our Board will designate a Lead Independent Director. We established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board also meet in executive session without management, which enhances the benefit of having the perspective of independent directors. The Lead Independent Director chairs these meetings.

Jason Wilk is the Chairperson of our Board and our Chief Executive Officer. This allows the Board to benefit from Mr. Wilk’s in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives. Mr. Wilk founded and has led Dave since its inception. As Chief Executive Officer, Mr. Wilk is also intimately involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the Board. The Board believes that Mr. Wilk’s strategic vision for the business, his in-depth knowledge of our operations, and his experience serving as the Chairperson of the Board and Chief Executive Officer since Legacy Dave’s inception make him well qualified to serve as both Chairperson of the Board and Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our Company, while Mr. Wilk brings company-specific experience and expertise. Our Board believes that Mr. Wilk’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Accordingly, our Board has determined that the combined role of Chairperson and Chief Executive Officer with a strong Lead Independent Director provides balance and is the best leadership structure for us at the current time and is in the best interests of our Company and our stockholders.

Lead Independent Director

Michael Pope currently serves as our Lead Independent Director. The responsibilities of the Lead Independent Director include:

•
presiding at executive sessions of independent directors;
•
serving as a liaison between the Chairperson and the independent directors;
•
consulting with the Chairperson regarding the information sent to our Board in connection with its meetings;
•
having the authority to call meetings of our Board and meetings of the independent directors;
•
being available under appropriate circumstances for consultation and direct communication with stockholders;
•
encouraging direct dialogue between all directors (particularly those with dissenting views) and management; and

•
performing such other functions and responsibilities as requested by our Board from time to time.

Our Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.

Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements and assists our Board in fulfilling its oversight responsibilities with respect to risk management, including risks related to cybersecurity. Our Nominating and Corporate Governance Committee assesses risks related to our corporate governance practices, the independence of our Board and monitors the effectiveness of our governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors; Controlled Company Exemption

Our Board has determined that each of the members of our Board other than Mr. Wilk is “independent” as defined under the listing rules of Nasdaq. As Chief Executive Officer of the Company, Mr. Wilk is not an independent director, as defined by SEC rules and Nasdaq listing standards.

Although we qualify as a “controlled company” under Nasdaq listing standards because Mr. Wilk controls a majority of the voting power of our outstanding capital stock, we currently do not rely on any controlled company exemption under Nasdaq listing standards. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require our Board to have a majority of independent directors and require that we establish compensation and director nominations committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. We will be entitled to rely on these exemptions for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Committees of Our Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our Board.

Audit Committee

Our Audit Committee is comprised of Brendan Carroll, Nima Khajehnouri, Dan Preston and Michael Pope, each of whom meets the requirement for independence and financial sophistication under current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Mr. Pope serves as chair. In addition, Messrs. Pope, Carroll and Khajehnouri qualify as “audit committee financial experts” as defined in applicable SEC rules. The Audit Committee’s responsibilities include, among other things:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
reviewing the adequacy of our system of internal controls and the disclosure regarding such system of internal controls contained in our periodic filings;
•
pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by our independent auditors;
•
reviewing with our independent auditors their independence from management;
•
reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and our independent auditors; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. All audit and permissible non-audit services to be provided to us by our independent registered public accounting firm will be approved in advance by the Audit Committee. In the fiscal year ended December 31, 2025, the Audit Committee held four meetings.

Compensation Committee

Our Compensation Committee is comprised of Dan Preston, Andrea Mitchell and Yadin Rozov. Mr. Preston serves as chair. Messrs. Preston and Rozov and Ms. Mitchell each meet the requirement for independence under current Nasdaq listing standards and SEC rules and regulations, and Messrs. Preston and Rozov are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is responsible for, among other things:

•
setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation of the other executive officers of the Company;
•
reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the Board;
•
reviewing on a periodic basis and discussing with the Chief Executive Officer and the Board regarding the development and succession plans for senior management positions;
•
administering our cash and equity-based incentive plans that are stockholder-approved and/or where participants include our executive officers and directors; and
•
providing oversight of and recommending improvements to our overall compensation and incentive plans and benefit programs.

The Compensation Committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. In the fiscal year ended December 31, 2025, the Compensation Committee held seven meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Michael Pope, Brendan Carroll and Andrea Mitchell. Ms. Mitchell serves as chair. Messrs. Pope and Carroll and Ms. Mitchell each meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying, evaluating and making recommendations to the Board regarding nominees for election to the Board and its committees;
•
developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•
overseeing our corporate governance practices;
•
reviewing our code of business conduct and ethics and approving any amendments or waivers on a periodic basis;
•
overseeing the evaluation and the performance of the Board and individual directors; and
•
contributing to succession planning.

The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. In the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee held four meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board or committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers serving as a member of the board or compensation committee.

Board and Committee Meetings and Attendance

During the year ended December 31, 2025, the Board met six times. All members of our Board attended, on an aggregate basis, at least 75% of the meetings of the Board and the committees of the Board on which such member served that were held during the fiscal year ended December 31, 2025, except Brendan Carroll.

While we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, each director is encouraged to attend. Six of the then seven incumbent directors attended the annual meeting of stockholders in 2025.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board or a specific member of our Board (including our chairperson or Lead Independent Director) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Dave Inc.

1265 South Cochran Avenue

Los Angeles, CA 90019

Attn: Corporate Secretary

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and other individuals associated with us that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders and evaluates such nominees using the same criteria as it does for candidates nominated by the Nominating and Corporate Governance Committee. Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2027 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2027 Annual Meeting.”

Director Qualifications

With the goal of developing an experienced and highly qualified Board, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our Board. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Through the nomination process, our Nominating and Corporate Governance Committee seeks to promote board membership that reflects a wide range of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board’ overall effectiveness. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

DIRECTOR COMPENSATION

Director Compensation Table

The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2025. Mr. Wilk is not included in the table below, as he is employed as our Chief Executive Officer, and receives no compensation for his service as a director. The compensation received by Mr. Wilk as an employee is shown in “Executive Compensation-2025 Summary Compensation Table” below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)
Brendan Carroll(2)	76,500	—	76,500
Imran Khan(2) (3)	—	—	—
Andrea Mitchell	51,500	231,033	282,533
Michael Pope	69,000	231,033	300,033
Dan Preston	64,000	231,033	295,033
Yadin Rozov	47,000	231,033	278,033

(1)	Mr. Khajehnouri is not included in this table as he did not serve as a director during 2025.
(2)	Mr. Carroll elected to receive no stock grant in 2025 and Mr. Khan elected to receive no compensation for service on our Board during 2025.
(3)	Mr. Khan resigned from the Board effective January 20, 2026.
(4)

Stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2025, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 2, 2026.

Our non-employee directors held the following number of restricted stock units as of December 31, 2025, and did not hold any stock options as of such date:

Name(1)	Shares Subject to Outstanding Restricted Stock Units
Brendan Carroll	—
Imran Khan(2)	—
Andrea Mitchell	1,105
Michael Pope	1,105
Dan Preston	1,105
Yadin Rozov	11,184

(1)	Mr. Khajehnouri is not included in this table as he did not serve as a director during 2025.
(2)	Mr. Khan resigned from the Board effective January 20, 2026.

Non-Employee Director Compensation Arrangements

Prior to January 31, 2022, we did not have a formal policy to compensate our non-employee directors.

Pursuant to our current Director Compensation Policy, effective April 24, 2024, each non-employee director is entitled to receive an annual cash retainer for service on the Board and an additional annual cash retainer for service on each committee on which the non-employee director is a member. The chair of each committee receives higher annual cash retainers for service on the chair’s respective committee, while the Chairperson of the Board, or, when the positions of Chairperson and Chief Executive Officer are held by the same person, the Lead Independent Director, receives a higher cash retainer for service on the Board. All annual cash retainers are paid quarterly in arrears and are pro-rated for partial quarters of service. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board of which the non-employee director is a member are as follows.

Annual Board Member Service Retainer

•
All Non-Employee Directors: $40,000
•
Non-Employee Director serving as Chairperson: $30,000 (in addition to above)
•
Non-Employee Director serving as Lead Independent Director: $22,000 (in addition to above)

Annual Committee Member Service Retainer

•
Member of the Audit Committee: $10,000
•
Member of the Compensation Committee: $7,000
•
Member of the Nominating and Corporate Governance Committee: $4,500

Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)

•
Chair of the Audit Committee: $20,000
•
Chair of the Compensation Committee: $14,000
•
Chair of the Nominating and Corporate Governance Committee: $9,000

The Director Compensation Policy provides that at each annual stockholder meeting following a non-employee director’s appointment to the Board and subject to such non-employee director’s service on the Board since December 31st of the calendar year prior to such annual meeting, each non-employee director will be granted a restricted stock unit award with a grant date value of $165,000, which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the applicable non-employee director’s continuous service through the applicable vesting date.

Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of our Board until immediately prior to the consummation of a change in control of our Company, any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of our Board will vest in full immediately prior to, and contingent upon, the consummation of a change in control of our Company.

Our Board also has discretion to grant additional equity awards to certain non-employee directors for services to the Company that exceed the expectations for a non-employee director or for other circumstances determined to be appropriate by our Board, including, without limitation, initial grants to new non-employee directors. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees.

The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) outlines our executive compensation program for our named executive officers (“NEOs”), listed below. This CD&A also describes the process of the Compensation Committee of the Board (the “Compensation Committee”) for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025. This CD&A should be read together with the compensation tables and related disclosures that follow this section. The Compensation Committee oversees the compensation programs for our NEOs and is responsible for the compensation-related decisions discussed in this CD&A.

The following are our NEOs for fiscal year 2025:

•
Jason Wilk: Chief Executive Officer
•
Kyle Beilman: Chief Financial Officer and Chief Operating Officer and Secretary

Mr. Wilk and Mr. Beilman were the only individuals who served as executive officers of the Company during 2025.

Executive Summary

2025 Financial and Operating Highlights

Key financial and operating highlights for fiscal year 2025 include:

•
GAAP Operating Revenues, Net of $554.2 million, representing a 60% year-over-year increase
•
GAAP Net Income of $195.9 million, representing a 238% year-over-year increase
•
Adjusted EBITDA of $226.7 million, representing a 162% year-over-year increase

For a reconciliation of GAAP Net income to Adjusted EBITDA, which is a non-GAAP financial measure, please see the section entitled “Non-GAAP Financial Measures” in our 2025 Form 10-K. In addition, please see “Management’s Discussion of Financial Condition and Results of Operations” in our 2025 Form 10-K for a more complete discussion of our results of operations and financial condition in 2025 and prior periods.

2025 Executive Compensation Highlights

Consistent with our pay-for-performance philosophy, the following summarizes the key compensation decisions made for our NEOs for fiscal year 2025:

•
Base Salaries: Mr. Wilk’s base salary rate was increased from $525,000 to $575,000, effective March 24, 2025. Mr. Beilman’s base salary rate was increased from $450,000 to $475,000, effective May 5, 2025, in recognition of his increased responsibilities in connection with his promotion to Chief Financial Officer and Chief Operating Officer and Secretary;
•
Annual Cash Bonuses: Based on Company performance that exceeded maximum targets for both the Non-GAAP Variable Profit and Non-GAAP Adjusted EBITDA (Pre-Bonus) metrics, 2025 bonus plan achievement was 200% of target, resulting in payouts to Mr. Wilk and Mr. Beilman of $1,150,000 and $712,500, respectively.
•
Long-Term Equity Incentives Granted in Fiscal Year 2025: In 2025, we granted approximately 50% of Mr. Wilk’s and Mr. Beilman’s long-term incentive compensation in the form of performance-based restricted stock units (“PSUs”), tied to annual Adjusted EBITDA (Pre-Bonus) performance goals, and which cliff vest after 3 years. The remaining 50% was granted in the form of time-based restricted stock units (“RSUs”) that vest quarterly over 4 years. In connection with his promotion, Mr. Beilman received a prorated top-up award in July 2025, with the same mix of RSUs and PSUs and vesting as described above.
•
PSU Achievement for Performance Period Ending in 2025: For the performance period from January 2025 to December 2025, the PSU achievement on the Adjusted EBITDA (Pre-Bonus) performance was above max, with the 2nd Tranche of the 2024 PSUs and 1st Tranche of the 2025 PSUs being earned at 150% of target.

Compensation Best Practices

The following table highlights the key features of our program that promote sound compensation governance practices:

What We Do:	What We Don’t Do:

✓ Majority of NEO compensation is performance-based

✓ Independent compensation consultant regularly advises the Compensation Committee

✓ Use of peer company and market data to help set executive compensation

✓ Clawback policy covering incentive compensation

✓ Conduct an annual compensation-related risk assessment

✓ Oversight of compensation by the Compensation Committee, which is comprised solely of independent directors

✗ No guaranteed bonuses for NEOs

✗ No automatic or guaranteed annual salary increases

✗ No repricing of stock options without stockholder approval

✗ No tax gross-ups on compensation

✗ No excessive perquisites

✗ No single-trigger change-in-control severance

Compensation Design

Guiding Principles and Objectives

Our executive compensation program is designed to attract, motivate and retain talented executives who are critical to our long-term success and the creation of stockholder value. The Compensation Committee oversees our compensation program and has established the following guiding principles:

•
Deliver market-competitive compensation and benefits;
•
Motivate our NEOs to achieve the best possible financial and operational results;
•
Provide rewards consistent with our pay-for-performance philosophy on both a short and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

Elements of Compensation

Our 2025 executive compensation program consisted of the following primary elements:

Element	Purpose	Key Features
Base Salary	Provides a stable, fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities	Reviewed annually; generally represents approximately 10% or less of total pay for our NEOs
Annual Cash Bonus	Motivates and rewards achievement of near-term financial and operational objectives	Performance-based; payouts range from 0% to 200% of target based on Company performance against pre-established metrics
Long-Term Equity Incentives (RSUs)	Promotes retention and aligns executive interests with long-term stockholder value creation	Four-year vesting; quarterly vesting schedule
Long-Term Equity Incentives (PSUs)	Rewards achievement of longer-term financial performance while continuing to be aligned with stockholder value creation	Performance-based vesting tied to annual Adjusted EBITDA goals; payout range of 0% to 150% of target and time-based vesting occurs after a three year cliff

Compensation Mix

The Compensation Committee believes that a significant portion of each NEO’s total compensation should be “at risk” and tied to Company performance. The charts below show, for fiscal year 2025, the target total direct compensation mix for our CEO and our CFO & COO, who was our only other NEO. These charts illustrate that 92.6% of our CEO’s and 90.2% of our CFO & COO’s target total direct compensation is “at risk” and tied to Company performance.

See “2025 Named Executive Officer Compensation” below for a more detailed overview of our compensation programs.

Executive Compensation Decision-Making Process

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and management to assess the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee reviews all of the components of compensation in making determinations on the mix, amount and form of executive compensation. In making compensation decisions, the Compensation Committee implements our policies and practices in a manner reflective of our compensation philosophy and best practices. The Compensation Committee makes all material decisions relating to the compensation of our NEOs, including the CEO.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors. In accordance with this authority, the Compensation Committee engaged the services of Semler Brossy Consulting Group (“Semler Brossy”) as its independent compensation consultant for fiscal year 2025. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing an executive compensation risk assessment, performing a competitive assessment of Dave’s compensation programs, practices and levels for its non-employee directors, executive officers and certain other employees and providing information on typical industry practices concerning employment, equity award practices, severance and change in control agreements. The Compensation Committee and our Board, when applicable, considered the analysis and recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining NEO compensation levels. During fiscal year 2025, Semler Brossy did not provide any services to management or otherwise to the Company. Pursuant to the factors set forth in Item 407 of Regulation S-K promulgated by the SEC and the Nasdaq listing standards, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

Role of Management

The Compensation Committee works with our CEO and People team in managing our executive compensation program. The CEO and People team also interface with the Committee in connection with the Committee’s executive compensation decision-making, providing comparative market data as well as making recommendations. The Committee periodically meets with the CEO and members of the People team to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. Our CEO does not participate in the determination of his own compensation. The Compensation Committee considers the CEO’s recommendations but retains full discretion over all compensation decisions for the NEOs. The Committee also meets in executive session without management present when appropriate.

Role of Stockholders

We ceased to be an Emerging Growth Company on December 31, 2025. As a result, we did not conduct a Say-on-Pay vote in fiscal year 2025 or previously, nor have we interacted with stockholders on issues related to executive compensation. Our first Say-on-Pay vote, as well as a vote on the frequency of our Say-on-Pay votes, will be held at the Annual Meeting. The Compensation Committee values the opinions of our stockholders and will consider the outcome of future Say-on-Pay votes when making compensation decisions.

Benchmarking

The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews a peer group of companies for purposes of assessing the competitiveness of our executive compensation program. The peer group is designed to represent companies that are similar to Dave in terms of industry focus, revenue, market capitalization and/or business model, and with whom we compete for executive talent.

In July 2024, the Compensation Committee, with the assistance of Semler Brossy, reviewed and approved the following peer group for use in evaluating fiscal year 2025 compensation decisions:

Alkami Technology, Inc.	Intapp, Inc.	Repay Holdings Corp.
Blend Labs, Inc.	Lemonade, Inc.	Root, Inc.
Enfusion, Inc.	MoneyLion, Inc.	Sezzle, Inc.
Expensify, Inc.	NerdWallet, Inc.	TrueCar, Inc.
Hippo Holdings, Inc	Q2 Holdings, Inc.	Upstart Holdings, Inc.

The peer group had a median revenue of approximately $300 million (calculated based on the most recently available trailing four fiscal quarters as of July 1, 2024) and a median market value of approximately $880 million (calculated based on the 30-day average as of July 1, 2024). Dave’s revenue for the same period was approximately $274 million and had a market value of approximately $440 million.

While the Compensation Committee uses the peer group data as a reference point, it does not target a specific percentile for any element of compensation or for total compensation. Instead, the Compensation Committee exercises its judgment in determining appropriate compensation levels, taking into account peer group data, the recommendations of its compensation consultant, Company performance, individual performance, the scope and complexity of each executive’s role, and internal pay equity, among other factors.

2025 Named Executive Officer Compensation

Salaries

The base salary payable to each of Mr. Wilk and Mr. Beilman was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For fiscal year 2025, Mr. Wilk’s base salary was increased from $525,000 to $575,000, effective March 24, 2025. Mr. Beilman’s base salary rate was increased from $450,000 to $475,000, effective May 5, 2025, in recognition of his increased responsibilities in connection with his promotion to Chief Financial Officer and Chief Operating Officer and Secretary.

2025 Fiscal Year Bonuses

In fiscal year 2025, Mr. Wilk and Mr. Beilman were eligible to earn annual cash bonuses targeted at $575,000 and $356,250 respectively, under the Company’s Executive Incentive Bonus Plan based on the Company’s achievement of established performance metrics. Such annual cash bonus targets were the same as the targets as a percent of base salary for Mr. Wilk and Mr. Beilman in fiscal year 2024 and represent 100% and 75% of their base salaries, respectively.

In March 2025, the Compensation Committee approved the fiscal year 2025 bonus plan design, including the following metrics and weightings:

Metric	Definition	Rationale	Weight	Threshold 50% Payout (in millions)	Target 100% Payout (in millions)	Maximum 200% Payout (in millions)
Non-GAAP Variable Profit(1)	GAAP operating revenues, net, excluding variable operating expenses(2)	Reinforces our focus on driving the most capital efficient growth and improvement of our unit economics	50%	$295	$304	$328
Non-GAAP Adjusted EBITDA (Pre-Bonus)(3)	Annual adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) prior to the impact of the bonus pool.	Reinforces our continued focus on profitability and a major priority of the public markets and shareholders. Excluding the impact of the bonus pool removes the circularity because the magnitude of the bonus payment impacts Adjusted EBITDA which then impacts the magnitude of the bonus pool.	50%	$125	$134	$158

(1)

Non-GAAP Variable Profit defined for purposes of the fiscal year 2025 bonus plan differed from the Company’s reported Non-GAAP Gross Profit, as permitted by the Compensation Committee. For fiscal year 2025, the difference between Non-GAAP Gross Profit as reported and Non-GAAP Variable Profit for purposes of the fiscal year 2025 bonus plan was due to the method by which the provision for credit losses was calculated. For purposes of the fiscal year 2025 bonus plan, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2025. For purposes of the reported Non-GAAP Gross Profit, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

(2)

Variable operating expenses is defined for purposes of the fiscal year 2025 bonus plan as GAAP operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses).

(3)

Non-GAAP Adjusted EBITDA (Pre-Bonus) defined for purposes of the fiscal year 2025 bonus plan as GAAP net income attributable to the Company before the impact of interest income or expense, provision for income taxes, and depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, bonus plan expense and certain other non-core items. Non-GAAP Adjusted EBITDA (Pre-Bonus) as defined for purposes of the fiscal year 2025 bonus plan differed from the Company’s reported Non-GAAP Adjusted EBITDA, as permitted by the Compensation Committee. For fiscal year 2025, the difference between Non-GAAP Adjusted EBITDA as reported and Non-GAAP Adjusted EBITDA (Pre-Bonus) for purposes of the fiscal year 2025 bonus plan was due to the method by which the provision for credit losses was calculated and the exclusion of bonus plan expense. For purposes of the fiscal year 2025 bonus plan, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2025. For purposes of the reported Non-GAAP Adjusted EBITDA, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

In fiscal year 2025, Non-GAAP Variable Profit was $383 million, and Non-GAAP Adjusted EBITDA (Pre-Bonus) was $209 million. This resulted in the following payout amounts under the fiscal year 2025 bonus plan for each of our NEOs:

Named Executive Officer	Target Bonus	Percentage of Target Awarded	Actual Bonus Awarded
Jason Wilk	$575,000	200%	$1,150,000
Kyle Beilman	$356,250	200%	$712,500

2025 Fiscal Year Equity Awards

Mr. Wilk and Mr. Beilman each received a grant of RSUs and PSUs in fiscal year 2025, which were granted under the 2021 Plan, as summarized in the following table. Such grants were approved in consultation with the Compensation Committee’s independent compensation consultant, Semler Brossy, to promote market competitiveness of Mr. Wilk’s and Mr. Beilman’s compensation and align the interests of NEOs and stockholders.

Named Executive Officer	Type of Award	Number of Shares (with PSUs shown at target)
Jason Wilk	RSUs(1)	36,670
	PSUs(2)	36,670
Kyle Beilman(3)	RSUs(1)	18,995
	PSUs(2)	18,995

(1)

The RSUs are subject to a 4-year vesting schedule, with 1/16th of the RSUs vesting either on June 1, 2025 or September 1, 2025, and 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to the named executive officer’s continued service through each vesting date.

(2)

The PSUs shown in this table are the “2025 PSUs”, including the First Tranche 2025 PSUs, Second Tranche 2025 PSUs and Third Tranche 2025 PSUs, in each case, as defined in footnote 2 of the 2025 Summary Compensation Table. The 2025 PSUs are subject to both time-based and performance based vesting conditions. Please see the following paragraphs in this “2025 Fiscal Year Equity Awards” section for additional details.

(3)

Mr. Beilman received 15,755 RSUs and 15,755 PSUs in April 2025. Additionally, in connection with Mr. Beilman’s promotion in July 2025, he received an additional 3,240 RSUs and 3,240 PSU with the same design and vesting terms as the April 2025 awards. The July awards were intended to be a pro-rated award to top him up to his go-forward annual grant target reflective of his new role of Chief Financial Officer and Chief Operating Officer and Secretary.

The 2025 PSUs are divided into three equal tranches at target with the first tranche earned based on performance during the 2025 fiscal year (“First Tranche 2025 PSUs”), the second tranche to be earned based on performance during the 2026 fiscal year (“Second Tranche 2025 PSUs”) and the third tranche to be earned based on performance during the 2027 fiscal year (“Third Tranche 2025 PSUs”). Similarly, the 2024 PSUs were also divided into three equal tranches at target with the first tranche earned based on performance during the 2024 fiscal year (“First Tranche 2024 PSUs”), the second tranche to be earned based on performance during the 2025 fiscal year (“Second Tranche 2024 PSUs”) and the third tranche to be earned based on performance during the 2026 fiscal year (“Third Tranche 2024 PSUs”). The 2024 PSUs and 2025 PSUs cliff vest on the nearest quarterly vesting date following the date the Compensation Committee or its delegate certifies results for the third tranche of PSUs for the respective fiscal year series, subject to the named executive officer’s continued service through the vesting date.

It is important to note that there are accounting complexities associated with our 2024 PSUs and 2025 PSUs, given the performance goals for each tranche are not established until the start of the applicable performance year. The grant date values of the First Tranche 2025 PSUs and the Second Tranche 2024 PSUs are reported at target in the “Stock Awards” column of the 2025 Summary Compensation Table in rows for 2025. The grant date values do not reflect the Compensation Committee’s intended annual target value for 2025.

The performance goals for the First Tranche 2025 PSUs were the same as the performance goals for the Second Tranche 2024 PSUs, as described in the section below.

Achievement of Performance Conditions for 2nd Tranche of the 2024 PSUs and 1st Tranche of the 2025 PSUs

As disclosed in our 2025 Proxy Statement, filed with the SEC on April 18, 2025, in April 2024, the Compensation Committee approved grants of 145,078 PSUs to Mr. Wilk and 60,449 PSUs to Mr. Beilman at target (such grants, the “2024 PSUs”) and designed the 2024 PSUs so that they are divided into three equal tranches at target, with the first tranche earned based on performance during the 2024 fiscal year (“First Tranche 2024 PSUs”), the second tranche earned based on performance during the 2025 fiscal year (“Second Tranche 2024 PSUs”) and the third tranche to be earned based on performance during the 2026 fiscal year (“Third Tranche 2024 PSUs”). As soon as practicable following the end of each fiscal year performance period, the Compensation Committee or its delegate determines and certifies results for the applicable tranche. Each 2024 PSU tranche time vests at the same time, on the nearest quarterly vesting date following the date the Compensation Committee or its delegate certifies results for the Third Tranche 2024 PSUs, subject to the named executive officer’s continued service through the vesting date.

The Compensation Committee set the goals for the First Tranche 2024 PSUs in April 2024, which the Compensation Committee determined were achieved at the maximum performance level of 150% (see further detail as disclosed in our 2025 Proxy Statement). The Compensation Committee set the goals for the Second Tranche 2024 PSUs and First Tranche 2025 PSUs in March 2025, and has set the goals for the Third Tranche 2024 PSUs and Second Tranche 2025 PSUs in February 2026, in each case when the applicable operating plans and budget were available. For the 2024 PSUs and 2025 PSUs, respectively, each tranche of such award is expected to have a different grant date value because the stock price on the grant date informs the grant date value and each tranche of such award will have a different grant date under FASB ASC Topic 718.

The performance goals for the Second Tranche 2024 PSUs and First Tranche 2025 PSUs were based entirely on achievement of Adjusted EBITDA (Pre-Bonus) hurdles, with a threshold goal of $125 million, target goal of $134 million and maximum goal of $147 million, with payouts at 0% of target if below threshold performance is achieved, 50% of target if threshold performance is achieved, 100% of target if target performance is achieved and 150% of target for achieving or exceeding maximum performance, with linear interpolation between threshold and target and target and maximum levels.

In March 2026, the Compensation Committee determined that the Second Tranche 2024 PSUs and First Tranche 2025 PSUs achieved the maximum performance level of 150%, as Adjusted EBITDA (Pre-Bonus) was achieved for fiscal year 2025 at $209 million. For the Second Tranche 2024 PSUs, 72,539 and 30,224 shares were earned for Mr. Wilk and Mr. Beilman, respectively, and are scheduled to vest in 2027. For the First Tranche 2025 PSUs, 18,335 and 9,498 shares were earned for Mr. Wilk and Mr. Beilman, respectively, and are scheduled to vest in 2028.

The Company defines and calculates Adjusted EBITDA (Pre-Bonus) as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, bonus plan expense and certain other non-core items. Adjusted EBITDA (Pre-Bonus) as defined for purposes of the PSUs differed from the Company’s reported Adjusted EBITDA, as permitted by the Compensation Committee. For fiscal year 2025, the difference between Adjusted EBITDA as reported and Adjusted EBITDA (Pre-Bonus) for purposes of the PSUs was due to the method by which the provision for credit losses was calculated and the exclusion of bonus plan expense. For purposes of the PSUs, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2025. For purposes of the reported Adjusted EBITDA, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

In February 2026, the Compensation Committee determined that achievement of Adjusted EBITDA (Pre-Bonus) hurdles will be the performance measure applicable to the Third Tranche 2024 PSUs and Second Tranche 2025 PSUs, with increased threshold, target, and maximum performance goals compared to the prior year tranches.

Other Compensation Practices, Policies & Guidelines

Compensation Risk Assessment

The Compensation Committee, with the assistance of its compensation consultant, reviews our compensation programs, policies and practices to assess whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its review in April 2026, the Compensation Committee concluded that our compensation programs do not create incentives for excessive or inappropriate risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Policy Against Hedging and Pledging

The Dave Inc. Insider Trading Policy (the "Insider Trading Policy") generally prohibits members of our Board and all employees, including “officers” under Section 16 of the Exchange Act, from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge the risk of Company stock ownership. The Board is permitted under our Insider Trading Policy to grant certain exceptions from these prohibitions to our executive officers.

In addition, our Insider Trading Policy prohibits holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan unless the pledge has been approved by the Compliance Officer, and subject to certain conditions.

A copy of the Insider Trading Policy has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Clawback Policy

In accordance with Section 10D-1 of the Exchange Act and Nasdaq listing standards, the Company adopted the Dave Inc. Compensation Recovery Policy (the “Clawback Policy”), which applies to current and former executive officers. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recover, on a reasonably prompt basis, the amount of any incentive-based compensation received by a covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement that exceeds the amount that otherwise would have been received had it been determined based on the restated amounts.

The Clawback Policy applies to incentive-based compensation received on or after November 16, 2023 and operates on a “no-fault” basis, meaning that recovery is required regardless of whether the executive officer was responsible for the restatement.

A copy of the Clawback Policy has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Employment, Severance and Change-in-Control Benefits

The Company has entered into employment agreements with each of its NEOs, which set forth each NEO’s annual base salary, cash incentive bonus opportunity, and eligibility for employee benefits. These employment agreements also provide a competitive level of severance protection to attract and retain executive talent and to ensure continuity of management in the event of a change in control. The material terms of the employment agreements are further described under the section “Executive Compensation Arrangements” on page 27 of this proxy statement.

The Compensation Committee believes that providing reasonable severance and change-in-control protections is consistent with market practice and helps ensure that our executives are able to evaluate potential change-in-control transactions objectively without regard to the potential impact on their own employment. Our arrangements do not include any tax gross-up provisions.

Benefits

The Company provides benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, accident and hospital indemnity insurance and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in the Company’s 401(k) savings plan, which the Company maintains for the benefit of its employees. Employees can defer up to 90% of their compensation to the 401(k) savings plan subject to fixed annual limits. All current employees are eligible to participate in the 401(k) savings plan. Beginning January 2021, the Company began matching contributions to the 401(k) savings plan equal to 100% of the first 4% of wages deferred by each participating employee.

We do not maintain any supplemental executive retirement plans, non-qualified deferred compensation plans or other pension-like arrangements for our NEOs. We also do not provide any material perquisites or personal benefits to our NEOs other than the benefits available to employees generally.

Tax Considerations-Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to a company’s covered employees.” The Compensation Committee may approve compensation in excess of $1 million to employees that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its stockholders. The Compensation Committee considers it important to retain the flexibility to design a compensation program that is in the best long-term interests of the Company and its stockholders, even if certain payments under the program are not deductible under Section 162(m).

Accounting for Stock-Based Compensation

The Compensation Committee considers accounting implications in designing our executive compensation program, such as ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Equity Award Grant Practices

Annual equity awards are typically approved for our NEOs by the Compensation Committee during its first quarter meeting. We do not grant equity awards in anticipation of the release of material, nonpublic information, nor do we time such releases of material, nonpublic information based on equity award grant dates, vesting events or sale events. In 2025, we have not timed the disclosure of material, nonpublic information for the purpose of affecting the value of executive compensation. We did not grant stock options in fiscal year 2025.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the Board that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2026 Annual Meeting of Stockholders.

Submitted by the Compensation Committee

Dan Preston, Chair

Andrea Mitchell

Yadin Rozov

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for each of the last three fiscal years during which such individuals were determined to be named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Jason Wilk Chief Executive Officer	2025	563,462	–	8,480,566	1,150,000	14,000	10,208,028
	2024	498,077	1,431,250	8,980,750	787,500	13,200	11,710,777
	2023	425,000	425,000	717,250	743,750	13,200	2,324,200

Kyle Beilman Chief Financial Officer and Chief Operating Officer and Secretary	2025	466,346	–	4,461,724	712,500	14,000	5,654,570
	2024	443,269	784,375	3,963,441	506,250	13,200	5,710,535
	2023	425,000	318,750	445,812	557,813	13,200	1,760,575

(1)

For 2025, there were no additional bonuses outside of our Executive Incentive Bonus Plan. For 2024, represents (a) discretionary bonus payments to reward the named executive officer for their contributions to the repurchase of the convertible note with FTX in the first quarter of 2024, in the amounts of $650,000 and $350,000 for Mr. Wilk and Beilman, respectively, which bonuses were paid in full in April 2024 and (b) discretionary bonus payments earned by the named executive officers for their strong performance in 2024, in the amounts of $781,250 and $434,375 for Mr. Wilk and Beilman, respectively, which bonuses were paid in full in March 2025. For 2023, represents a bonus equal to 100% of the named executive officer’s 2022 target bonus opportunity, half of which was payable on March 24, 2023 and half of which was payable on September 22, 2023, subject to the named executive officer’s continued employment with the Company.

(2)

Stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2025, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 2, 2026; for 2024, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025; and for 2023, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 5, 2024.

Performance-based restricted stock units (“PSUs”) values in the Stock Awards column are based on performance achieved at various levels for the included PSUs, which represents the probable outcome of performance conditions as of the grant date for the included PSUs. The grant date fair value of each named executive officer’s PSUs granted in fiscal year 2025 if each of the performance conditions were satisfied (i.e., if maximum performance were achieved for the PSUs granted in fiscal year 2025) was $8,153,784 for Mr. Wilk and $3,745,454 for Mr. Beilman, in fiscal year 2024 if each of the performance conditions were satisfied was $2,459,106 for Mr. Wilk and $1,024,695 for Mr. Beilman, and in fiscal year 2023 if each of the performance conditions were satisfied was $528,750 for Mr. Wilk and $336,349 for Mr. Beilman.

In 2024, the Compensation Committee approved modifications to the PSU awards granted to Mr. Wilk and Mr. Beilman in 2023 to adjust their performance goals, as described further under the heading “Narrative Disclosure to 2024 Summary Compensation Table- Modification of 2023 PSU Awards and Achievement of Performance Conditions” in our 2025 Proxy Statement, filed with the SEC on April 18, 2025. The incremental fair value with respect to the modified awards, computed as of the modification date in accordance with FASB ASC Topic 718, is included in the “Stock Awards” column of the Summary Compensation Table for 2024.

In April 2024, the Compensation Committee approved grants of 145,078 PSUs to Mr. Wilk and 60,449 PSUs to Mr. Beilman at target and designed the 2024 PSUs so they are divided into three equal tranches at target. The Compensation Committee set the goals for the First Tranche 2024 PSUs in April 2024, the goals for the Second Tranche 2024 PSUs in March 2025, and the goals for the Third Tranche 2024 PSUs in February 2026. Under FASB ASC Topic 718, the First Tranche 2024 PSUs were deemed granted in 2024 and are included in the Summary Compensation Table for 2024, and the Second Tranche 2024 PSUs were deemed granted in 2025 and are included in the Summary Compensation Table for 2025. The Third Tranche 2024 PSUs are expected to be reported in the Summary Compensation Table for 2026, when they are deemed granted under FASB ASC Topic 718. See “2025 Named Executive Officer Compensation—Achievement of Performance Conditions for 2nd Tranche of the 2024 PSUs and 1st Tranche of the 2025 PSUs” in the CD&A for additional details.

In April 2025, the Compensation Committee approved grants of 36,670 PSUs to Mr. Wilk and 15,755 PSUs to Mr. Beilman at target. In July 2025, the Compensation Committee approved an additional grant of 3,240 PSUs to Mr. Beilman at target. The Compensation Committee designed the 2025 PSUs so they are divided into three equal tranches at target and set the goals for the First Tranche 2025 PSUs in March 2025 and the goals for the Second Tranche 2025 PSUs in February 2026. The Compensation Committee will set the goals for the

Third Tranche 2025 PSUs in early 2027. Under FASB ASC Topic 718, the First Tranche 2025 PSUs were deemed granted in 2025 and are included in the Summary Compensation Table for 2025. The Second Tranche 2025 PSUs and Third Tranche 2025 PSUs are expected to be reported in the Summary Compensation Table for 2026 and 2027, respectively, when they are deemed granted under FASB ASC Topic 718. See “2025 Fiscal Year Equity Awards" and "2025 Named Executive Officer Compensation—Achievement of Performance Conditions for 2nd Tranche of the 2024 PSUs and 1st Tranche of the 2025 PSUs” in the CD&A for additional details.

(3)

Represents the annual performance cash bonus that, in each case, was earned by the named executive officer for the applicable year of service based on actual performance. Actual performance for the 2025 fiscal year was achieved at 200% of target performance, actual performance for the 2024 fiscal year was achieved at 150% of target performance, and actual performance for the 2023 fiscal year was achieved at 175% of target performance.

(4)	Represents Company matching contributions to the named executive officer’s contributions to the Company’s 401(k) plan for service during the applicable year.

Grants of Plan-Based Awards

The following table sets forth information regarding the plan-based awards granted to each named executive officer during the fiscal year ended December 31, 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Jason Wilk	3/5/2025	4/17/2024	(a)	—	—	—	24,180	48,359	72,539	—	4,420,980
	4/11/2025	4/11/2025		—	—	—	—	—	—	36,670	3,044,710
	4/11/2025	4/11/2025	(b)	—	—	—	6,112	12,223	18,335	—	1,014,876
				143,750	575,000	1,150,000	—	—	—	—	—

Kyle Beilman	3/5/2025	4/17/2024	(a)	—	—	—	10,075	20,149	30,224	—	1,842,022
	4/11/2025	4/11/2025		—	—	—	—	—	—	15,755	1,308,138
	4/11/2025	4/11/2025	(b)				2,626	5,252	7,878	—	436,074
	7/11/2025	7/11/2025		—	—	—	—	—	—	3,240	656,618
	7/11/2025	7/11/2025	(b)	—	—	—	540	1,080	1,620	—	218,873
				89,063	356,250	712,500	—	—	—	—	—

(1)

The amounts shown in these columns reflect possible payouts under the Company’s Executive Incentive Bonus Plan for 2025. The minimum possible payment level (threshold) was 25% of the target amount shown, and the maximum possible payment was 200% of the target. All of these amounts are percentages of the NEO’s base salary. The amount of the award actually earned by the NEOs was approved by the Compensation Committee in March 2026. Amounts actually earned for 2025 are reported as Non-Equity Incentive Plan Compensation in the 2025 Summary Compensation Table.

(2)

Reflects the PSUs granted to each NEO, with rows labeled (a) denoting the Second Tranche 2024 PSUs and rows labeled (b) denoting the First Tranche 2025 PSUs. For a description of the vesting conditions and other features of the PSUs, please see “2025 Named Executive Officer Compensation—2025 Fiscal Year Equity Awards.”

(3)

Reflects the number of time-based RSUs granted to each NEO in 2025. For a description of the vesting conditions and other features of the 2025 RSUs, please see “2025 Named Executive Officer Compensation—2025 Fiscal Year Equity Awards.”

(4)

The amounts in this column reflect the grant date fair value of the PSUs computed in accordance with ASC Topic 718, in each case based on the probable outcome of performance as of the grant date and the grant date fair value of the time-based restricted stock units computed in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2025, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested(3) ($)
Jason Wilk	3/3/2021 (4)	119,321	238,680	23.16	3/2/2031	—	—	—	—
	2/21/2023	—	—	—	—	12,500 (6)	2,767,625	—	—
	4/17/2024	—	—	—	—	81,609 (7)	18,069,049	—	—
	4/17/2024	—	—	—	—	72,540 (8)	16,061,081	—	—
	3/5/2025	—	—	—	—	72,539 (9)	16,060,860	48,359 (13)	10,707,166
	4/11/2025	—	—	—	—	29,794 (10)	6,596,690	—	—
	4/11/2025	—	—	—	—	18,335 (11)	4,059,552	24,447 (14)	5,412,810

Kyle Beilman	11/14/2018 (5)	27,958	—	1.42	11/13/2028	—	—	—	—
	1/25/2023	—	—	—	—	7,507 (6)	1,662,125	—	—
	4/17/2024	—	—	—	—	34,003 (7)	7,528,604	—	—
	4/17/2024	—	—	—	—	30,227 (8)	6,692,560	—	—
	3/5/2025	—	—	—	—	30,224 (9)	6,691,896	20,149 (13)	4,461,190
	4/11/2025	—	—	—	—	12,800 (10)	2,834,048	—	—
	4/11/2025	—	—	—	—	7,878 (11)	1,744,268	10,504 (14)	2,325,691
	7/11/2025	—	—	—	—	2,834 (12)	627,476	—	—
	7/11/2025	—	—	—	—	1,620 (11)	358,684	2,160 (14)	478,246

(1)

All stock options listed in the Outstanding Equity Awards at Fiscal Year-End table above cover shares of Class A common stock following the consummation of the Business Combination and were granted under the Dave Inc. 2017 Stock Plan (the “2017 Plan”).

(2)

This column represents the number of unvested RSUs outstanding as of December 31, 2025 or PSUs for which the performance conditions had been satisfied on or prior to December 31, 2025, multiplied by $221.41, which is the per share value of our Class A common stock as of December 31, 2025, which was the last trading day of the fiscal year ended December 31, 2025.

(3)

This column represents the number of unvested PSUs outstanding as of December 31, 2025 with open performance periods, multiplied by $221.41, which is the per share value of our Class A common stock as of December 31, 2025, which was the last trading day of the fiscal year ended December 31, 2025.

(4)

The option grant is subject to a performance-based vesting schedule, with one-third of the option vesting upon the Company’s achievement of a certain stock price milestone and one-twelfth of the option vesting in eight tranches if the Company achieves various other stock price milestones, subject to the option holder’s continuous employment by the Company as Chief Executive Officer, Executive Chair or another C-suite position reporting to the Board. The first stock price milestone, representing one-third of the option, was met as of December 31, 2025. The option grant is also subject to acceleration in the event of a qualifying termination (as described under the heading “Wilk 2021 Option Grant” below).

(5)	The option grant was subject to a 4-year vesting schedule and has fully vested in accordance with such schedule.

(6)

The RSUs are subject to a 4-year vesting schedule, with 1/16th of the RSUs vesting on March 1, 2023 and 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(7)

The RSUs are subject to a 4-year vesting schedule, with 1/16th of the RSUs vesting on June 1, 2024 and 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(8)

Represents the First Tranche 2024 PSUs which are expected to vest on March 1, 2027 if performance for the Third Tranche 2024 PSUs is certified prior to March 1, 2027 or June 1, 2027 if performance for the Third Tranche 2024 PSUs is certified on or after March 1, 2027, subject to the named executive officer’s continued service through the vesting date. Maximum performance levels were achieved for such PSUs based on Adjusted EBITDA (Pre-Bonus) performance during the applicable calendar year performance period. Such PSUs are therefore shown in the table above at maximum performance levels (i.e., 150% of target), which was actual performance. See “2025 Fiscal Year Equity Awards” for additional details.

(9)

Represents the Second Tranche 2024 PSUs which are expected to vest on March 1, 2027 if performance for the Third Tranche 2024 PSUs is certified prior to March 1, 2027 or June 1, 2027 if performance for the Third Tranche 2024 PSUs is certified on or after March 1, 2027, subject to the named executive officer’s continued service through the vesting date. Maximum performance levels were achieved for such PSUs based on Adjusted EBITDA (Pre-Bonus) performance during the applicable calendar year performance period. Such PSUs are therefore shown in the table above at maximum performance levels (i.e., 150% of target), which was actual performance. See “2025 Fiscal Year Equity Awards” for additional details.

(10)

The RSUs are subject to a 4-year vesting schedule, with 1/16th of the RSUs vesting on June 1, 2025 and 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(11)

Represents the First Tranche 2025 PSUs which are expected to vest on March 1, 2028 if performance for the Third Tranche 2025 PSUs is certified prior to March 1, 2028 or June 1, 2028 if performance for the Third Tranche 2025 PSUs is certified on or after March 1, 2028, subject to the named executive officer’s continued service through the vesting date. Maximum performance levels were achieved for such PSUs based on Adjusted EBITDA (Pre-Bonus) performance during the applicable calendar year performance period. Such PSUs are therefore shown in the table above at maximum performance levels (i.e., 150% of target), which was actual performance. See “2025 Fiscal Year Equity Awards” for additional details.

(12)

The RSUs are subject to a 4-year vesting schedule, with 1/16th of the RSUs vesting on September 1, 2025 and 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(13)

Represents the target amount of PSUs subject to the Third Tranche 2024 PSUs. The performance goals for the Third Tranche 2024 PSUs had not been set as of December 31, 2025. The Third Tranche 2024 PSUs are expected to vest on March 1, 2027 if performance for the Third Tranche 2024 PSUs is certified prior to March 1, 2027 or June 1, 2027 if performance for the Third Tranche 2024 PSUs is certified on or after March 1, 2027, subject to the named executive officer’s continued service through the vesting date. See “2025 Fiscal Year Equity Awards” for additional details.

(14)

Represents the target amount of PSUs subject to the Second Tranche 2025 PSUs and Third Tranche 2025 PSUs. The performance goals for the Second Tranche 2025 PSUs and Third Tranche 2025 PSUs had not been set as of December 31, 2025. The Second Tranche 2025 PSUs and Third Tranche 2025 PSUs are expected to vest on March 1, 2028 if performance for the Third Tranche 2025 PSUs is certified prior to March 1, 2028 or June 1, 2028 if performance for the Third Tranche 2025 PSUs is certified on or after March 1, 2028, subject to the named executive officer’s continued service through the vesting date. See “2025 Fiscal Year Equity Awards” for additional details.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, for each named executive officer during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason Wilk	—	—	154,720	20,145,121
Kyle Beilman	—	—	99,063	12,512,035

Executive Compensation Arrangements

Jason Wilk Employment Agreement

On January 4, 2022, the Company entered into an employment agreement with Jason Wilk, our Chief Executive Officer, effective January 4, 2022 (the “Wilk Agreement”), pursuant to which Mr. Wilk is entitled to (i) an annual base salary of $425,000, as may be subsequently modified from time to time, and (ii) an annual target cash incentive bonus opportunity equal to 100% of his base salary, as may be subsequently modified from time to time, based upon the achievement of certain objective or subjective criteria determined by our Board, our Compensation Committee, or a delegate thereof.

Mr. Wilk is eligible to participate in the Company’s employee benefit plans maintained by the Company and generally made available to similarly situated employees. Mr. Wilk’s employment is “at will” and may be terminated by either party at any time.

Under the Wilk Agreement, if Mr. Wilk’s employment is terminated by the Company other than for “Cause” (as such term is defined in the Wilk Agreement) or Mr. Wilk’s death or “Disability” (as such term is defined in the Wilk

Agreement) and Mr. Wilk executes a release of claims, Mr. Wilk will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12 month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents' behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become covered under similar plans.

In addition, the Wilk Agreement provides that if his employment is terminated by the Company without Cause or by Mr. Wilk for “Good Reason” (as such term is defined in the Wilk Agreement) in the period beginning three months prior to and ending 12 months following a “Change in Control” (as such term is defined in the Wilk Agreement) and Mr. Wilk executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become covered under similar plans, and (iii) except with respect to the stock options granted to Mr. Wilk on March 3, 2021 (the “Performance Options,” which will be governed by the terms of the applicable award agreement), his outstanding unvested equity awards will vest in full.

On February 25, 2026, the Company entered into an amendment (the “Wilk Amendment”) to the Wilk Agreement. The Wilk Amendment provides that, unless otherwise provided in an applicable award agreement, in the event of a termination of Mr. Wilk’s employment for a reason other than Cause, Mr. Wilk’s death or Disability, in each case, outside the period beginning three months prior to and ending 12 months following a Change in Control (such period, the “CIC Protection Period”), Mr. Wilk’s then-outstanding performance-based restricted stock units (“PSUs”) will be treated as follows: (i) if the termination occurs after the performance period is over, the PSUs will accelerate based on actual performance, effective as of the termination date; (ii) if the termination occurs during the performance period, the PSUs will vest on a pro-rata basis, based on actual performance for the full performance period and (iii) if the termination occurs before the performance period applicable to a tranche has started, such tranche will be forfeited. The Wilk Amendment also provides that, upon a Change in Control, unless otherwise provided in an applicable award agreement, PSUs generally remain subject to their original time-based vesting requirements but are converted into RSUs based on (i) the greater of target and actual performance for in-progress performance periods, or (ii) target performance for performance periods that have not started, provided that, if Mr. Wilk experiences a termination without Cause or resigns for Good Reason during the CIC Protection Period, all of Mr. Wilk’s unvested and outstanding equity awards (giving effect to the foregoing for PSUs), except the Performance Options, will immediately vest and become exercisable upon his termination of employment.

The foregoing description is a summary of the material terms and provisions of the Wilk Agreement and the Wilk Amendment. For the complete Wilk Agreement, including the exact definitions of the defined terms used therein, refer to the copy filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 11, 2022, and for the complete Wilk Amendment refer to the copy which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, both of which are incorporated by reference herein.

Kyle Beilman Employment Agreement

On January 31, 2022, the Company entered into an amended and restated employment agreement with Kyle Beilman, our Chief Financial Officer, effective January 4, 2022 (the “Beilman Agreement”), pursuant to which Mr. Beilman is entitled to (i) an initial annual base salary of $425,000, as may be subsequently modified from time to time, and (ii) an annual target cash incentive bonus opportunity of up to 75% of his base salary, as may be subsequently modified from time to time, based upon the achievement of certain objective or subjective criteria determined by our Board, our Compensation Committee, or a delegate thereof.

Mr. Beilman is eligible to participate in the Company’s employee benefit plans maintained by the Company and generally made available to similarly situated employees. Mr. Beilman’s employment is “at will” and may be terminated by either party at any time. Mr. Beilman was also entitled to reimbursement for legal fees incurred in negotiating his agreement up to a maximum amount of $20,000.

If Mr. Beilman’s employment is terminated by the Company other than for “Cause” (as such term is defined in the Beilman Agreement) or Mr. Beilman’s death or “Disability” (as such term is defined in the Beilman Agreement)

and Mr. Beilman executes a release of claims, he will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12-month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become covered under similar plans.

In addition, the Beilman Agreement provides that if his employment is terminated by the Company without Cause or by Mr. Beilman for “Good Reason” (as such term is defined in the Beilman Agreement) in the period beginning three months prior to and ending 12 months following a “Change in Control” (as such term is defined in the Beilman Agreement) and Mr. Beilman executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 12 months of his base salary and the product of his cash incentive bonus percentage opportunity and his base salary, in each case, as in effect immediately prior to the date of the termination of employment, and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become covered under similar plans, and (iii) his outstanding unvested equity awards will vest in full.

On March 2, 2026, the Company entered into an amendment (the “Beilman Amendment”) to the Beilman Agreement. The Beilman Amendment provides that, unless otherwise provided in an applicable award agreement, in the event of a termination of Mr. Beilman’s employment for a reason other than Cause, Mr. Beilman’s death or Disability, in each case, outside the period beginning three months prior to and ending 12 months following a Change in Control (such period, the “CIC Protection Period”), Mr. Beilman’s then-outstanding performance-based restricted stock units (“PSUs”) will be treated as follows: (i) if the termination occurs after the performance period is over, the PSUs will accelerate based on actual performance, effective as of the termination date; (ii) if the termination occurs during the performance period, the PSUs will vest on a pro-rata basis, based on actual performance for the full performance period and (iii) if the termination occurs before the performance period applicable to a tranche has started, such tranche will be forfeited. The Beilman Amendment also provides that, upon a Change in Control, unless otherwise provided in an applicable award agreement, PSUs generally remain subject to their original time-based vesting requirements but are converted into RSUs based on (i) the greater of target and actual performance for in-progress performance periods, or (ii) target performance for performance periods that have not started, provided that, if Mr. Beilman experiences a termination without Cause or resigns for Good Reason during the CIC Protection Period, all of Mr. Beilman’s unvested and outstanding equity awards (giving effect to the foregoing for PSUs) will immediately vest and become exercisable upon his termination of employment.

To reflect Mr. Beilman’s promotion to Chief Financial Officer and Chief Operating Officer and Secretary, effective July 11, 2025, the Beilman Amendment also provides for (i) an increase in Mr. Beilman's annual base salary rate to $475,000, effective May 5, 2025 (such earlier date reflecting the date when Mr. Beilman began performing the duties of his expanded role), (ii) an annual target cash incentive bonus opportunity equal to 75% of Mr. Beilman’s base salary, and (iii) a target annual long-term incentive opportunity for 2026 of $4,000,000.

The foregoing description is a summary of the material terms and provisions of the Beilman Agreement and the Beilman Amendment. For the complete Beilman Agreement, including the exact definitions of the defined terms used therein, refer to the copy filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 1, 2022, and for the complete Beilman Amendment refer to the copy which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, both of which are incorporated by reference herein.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments that would be made to each of the NEOs in various termination and change in control scenarios based on compensation, benefit and equity levels in effect on December 31, 2025. The amounts shown are estimates and assume that the termination or change in control event occurred on December 31, 2025. There can be no assurance that a triggering event would produce the same or similar results as those estimated below, and therefore any actual payments and benefits may be different from the estimates in this table.

Name	Incremental Compensation and Benefit Payments	Non-CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement	CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement
Jason Wilk	Cash Severance (1)	$575,000	$1,725,000
	Value of Accelerated Equity Awards (2)	—	$79,734,833
	Value of Accelerated Option Awards (3)	—	—
	Value of Benefits (4)	$24,733	$37,099
	Total	$599,733	$81,496,932
Kyle Beilman	Cash Severance (1)	$475,000	$831,250
	Value of Accelerated Equity Awards (2)	—	$35,404,788
	Value of Accelerated Option Awards (3)	—	—
	Value of Benefits (4)	$586	$586
	Total	$475,586	$36,236,624

(1)

For Mr. Wilk, in a non-CIC qualifying termination, represents 12 months of base salary, payable in semi-monthly installments. In a CIC qualifying termination, represents a lump sum equal to 18 months of base salary plus 1.5 times his target cash incentive bonus of 100% of base salary. For Mr. Beilman, in a non-CIC qualifying termination, represents 12 months of base salary, payable in semi-monthly installments. In a CIC qualifying termination, represents a lump sum equal to 12 months of base salary plus his target cash incentive bonus of 75% of base salary. Each executive must sign a release of claims in order to be entitled to receive these amounts.

(2)

In a non-CIC qualifying termination, represents the lapse of outstanding equity awards for each NEO. As described above in “Executive Compensation Arrangements,” effective as of March 2026, Mr. Wilk and Mr. Beilman entered into the Wilk Amendment and Beilman Amendment, respectively, which provide for accelerated vesting of PSUs in a non-CIC qualifying termination. Pursuant to the Wilk Amendment and the Beilman Amendment, the estimated value as of December 31, 2025 of the acceleration of outstanding PSUs based on actual performance for fiscal year 2025 would have been $20,120,412 for Mr. Wilk and $8,794,848 for Mr. Beilman, resulting in aggregate non-CIC qualifying termination amounts of $20,720,145 for Mr. Wilk and $9,270,434 for Mr. Beilman had each of the Wilk Amendment and Beilman Amendment been in effect on December 31, 2025. In a CIC qualifying termination, represents the estimated value of full acceleration of all outstanding unvested RSUs and PSUs for each NEO. Values are calculated using the closing price of the Company’s common stock on December 31, 2025 of $221.41 per share.

(3)

For Mr. Wilk’s stock options granted on March 3, 2021 (the “Performance Options”), upon a qualifying termination without cause or for good reason, the service requirement is deemed satisfied and the Performance Options remain outstanding and may vest upon satisfaction of the applicable stock price milestones for up to the earlier of (i) four years following the termination date (or two years, in a non-CIC termination without cause or good reason scenario) or (ii) March 2, 2031 (see “Wilk 2021 Option Grant” below). As of December 31, 2025, no additional stock price milestone had been achieved, and accordingly, there is no incremental value attributable to acceleration of this award in either termination scenario. Mr. Beilman’s 2018 Option Grants were fully vested as of December 31, 2025.

(4)

In a non-CIC qualifying termination, represents the estimated cost of Company-paid COBRA health benefit premiums for 12 months for each NEO. In a CIC qualifying termination, represents 18 months of Company-paid COBRA premiums for Mr. Wilk and 12 months of Company-paid COBRA premiums for Mr. Beilman, in each case as of December 31, 2025.

Wilk 2021 Option Grant

On March 3, 2021, Jason Wilk received a stock option grant to purchase 8,458,481 shares of Legacy Dave Class A common stock, which, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023, now covers 358,001 shares. Subject to the occurrence of a “Public Listing” (as defined below) or “Corporate Transaction” (as defined in the 2017 Plan) (the “Liquidity Requirement”), the option will vest and become exercisable as to a particular tranche of shares set forth in the table below (i) upon the achievement of the corresponding stock price milestone as to such tranche of shares (each, a “milestone requirement”) and (ii) subject to Mr. Wilk’s continuous employment by the Company or its successor as its Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the Board or the then-chief executive officer through the date such stock price milestone is achieved (the “Service Requirement”). Notwithstanding the foregoing, following a Public Listing of Legacy Dave Common Stock, no portion of the option may be exercised (even if vested) unless and until the date that the existing stockholders of the Company as of the date of grant are not subject to any lock up restrictions imposed in connection with such Public Listing and their shares are freely tradable under a registration statement, Rule 144 (without regard to volume limitations) or other exemption from registration.

A milestone requirement will only be deemed satisfied if the Company’s Board or its delegate certifies that the stock price milestone has been achieved as of a particular date (which certification will be done within 30 days after any stock price milestone has been achieved). The achievement of a stock price milestone will also satisfy the achievement of any unachieved stock price milestone for a lower-numbered tranche. Once a stock price milestone has been achieved, it is forever deemed achieved and it cannot be achieved again.

In 2025, the Compensation Committee certified the achievement of the first stock price milestone of Mr. Wilk’s 2021 option award, upon which one-third of the option became vested and exercisable.

Milestone Table
Tranche	Stock Price Milestone	Fraction of Total Shares Eligible to Vest
1	Stock Price of $171.53 or more	1/3rd
2	Stock Price of $257.30 or more	1/12th
3	Stock Price of $343.06 or more	1/12th
4	Stock Price of $428.83 or more	1/12th
5	Stock Price of $514.59 or more	1/12th
6	Stock Price of $600.36 or more	1/12th
7	Stock Price of $686.13 or more	1/12th
8	Stock Price of $771.89 or more	1/12th
9	Stock Price of $857.66 or more	1/12th

Mr. Wilk’s stock option grant agreement provides that if Mr. Wilk’s employment is terminated without “Cause” or Mr. Wilk resigns for “Good Reason,” (as defined in the option grant agreement) the stock option will remain outstanding and exercisable in accordance with its terms until the earlier of (i) the four-year anniversary of the termination date, (ii) March 2, 2031 or (iii) such earlier date as provided or permitted under the 2017 Plan. Upon a termination of employment for any other reason (other than for Cause), the stock option will terminate with respect to unvested shares subject to the stock option 90 days following the termination date (or March 2, 2031 if earlier).

Notwithstanding the foregoing, if Mr. Wilk’s employment as the Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the Company’s Board or the then-chief executive officer of the Company (or any successor) is terminated without Cause or Mr. Wilk resigns for Good Reason, the service requirement will be deemed satisfied and the stock option (to the extent it is then outstanding and unexercised) will remain outstanding and will vest when and if the Liquidity and milestone requirements are met until the earlier to occur of (i) the date that is two years following Mr. Wilk’s termination date or (ii) the stock option’s earlier termination. If requested by the Company, Mr. Wilk will execute a general release of claims in connection with Mr. Wilk’s termination of employment.

“Good Reason” as defined in the option grant agreement generally includes the occurrence of the following without Mr. Wilk’s consent: (a) a decrease of more than 20% in Mr. Wilk’s total annual cash compensation (excluding any equity-related or long-term incentive compensation opportunity) other than a reduction applied equally to all executives or (b) a requirement that Mr. Wilk hold a position other than Chief Executive Officer, Executive Chair or another C-suite position as an officer reporting to the Company’s Board or the then-chief executive officer of the Company.

For purposes of Mr. Wilk’s stock option, a “Public Listing” occurs when (i) the Company’s shares (or shares of any successor or parent company thereof) becomes publicly traded on an internationally-recognized stock exchange or (ii) a transfer or conversion of shares is made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation and the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act or is otherwise publicly traded on an internationally-recognized stock exchange (as determined by the Company’s Board). The Business Combination constituted a “Public Listing” and a “Corporate Transaction” for purposes of Mr. Wilk’s stock option.

For purposes of Mr. Wilk’s stock option, “Stock Price” means as of a specified date: (a) in the event of a Corporate Transaction, the per share consideration payable to holders of Legacy Dave Common Stock in connection with such Corporate Transaction based on the gross proceeds payable in such Corporation Transaction (as may be readjusted to reflect any additional gross proceeds distributed after the consummation of the Corporate Transaction); or (b) after a Public Listing, the per share value of the Company’s outstanding shares based on the mean of the closing prices of the shares for the 30 consecutive trading days immediately preceding such date of determination, commencing as of the trading day that is 29 trading days prior to the six month anniversary of the Public Listing.

Beilman 2018 Option Grants

On November 14, 2018, Mr. Beilman received a stock option grant to purchase 880,140 shares of Legacy Dave Common Stock, which, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023, covered 37,251 shares, of which 27,958 were unexercised as of December 31, 2025, and 22,958 remained unexercised as of April 13, 2026. The stock option vested on July 15, 2019 and 1/48th monthly thereafter, subject to Mr. Beilman’s continuous service through each vesting date and is currently fully vested. Mr. Beilman’s stock option provides that if Mr. Beilman’s continuous service terminates, the vested portion of Mr. Beilman’s option will remain exercisable until the earliest to occur of (i) 90 days following the termination date (10 days if the termination is for cause or 12 months if the termination is due to death or disability) or (ii) November 13, 2028.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) (“CAP”) and certain financial performance measures of the Company. For further information about how we align executive compensation with our corporate performance, see the section titled “Compensation Discussion and Analysis” earlier in this proxy statement. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

The following table sets forth the compensation for our CEO, who is our principal executive officer (“PEO”), and the average compensation for our other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect CAP. The table also provides information with respect to cumulative total stockholder returns (“TSR”), peer group cumulative TSR, net income, and the Company’s selected performance measure, Adjusted EBITDA (Pre-Bonus).

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO (1) ($)	Average Summary Compensation Table Total for non-PEO NEOs (2) ($)	Average Compensation Actually Paid to non-PEO NEOs (1) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($)	Adjusted EBITDA (Pre-Bonus) (in millions) (4) ($)
					Dave Total Shareholder Return ($)	Peer Group Total Stockholder Return (3) ($)
2025	10,208,028	102,191,418	5,654,570	26,757,064	2,386	172	196	209
2024	11,710,777	50,874,357	5,710,535	15,179,357	937	174	58	72
2023	2,324,200	1,896,022	1,760,575	1,616,010	90	139	(49)	(16)

(1)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO or the non-PEO NEOs as a group, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the non-PEO NEOs as a group during the applicable year. See the “Adjustments to Calculate Compensation Actually Paid” table below for details of the adjustments to total compensation as shown in the Summary Compensation Table to determine compensation actually paid in accordance with Item 402(v) of Regulation S-K. In each of 2025, 2024, and 2023, Mr. Wilk was our PEO.

(2)	In each of 2025, 2024, and 2023 the other NEOs consisted of only Mr. Beilman.
(3)

The peer group for purposes of this table is the Russell 2000 Index used for purposes of Item 201(e) of Regulation S-K. TSR is cumulative for the measurement periods beginning on December 30, 2022, and ending on December 31 of each of 2025, 2024 and 2023, respectively, calculated in accordance with Item 201(e) of Regulation S-K, assuming $100 was invested at the beginning of the measurement period.

(4)

Adjusted EBITDA (Pre-Bonus) is our Company selected performance measure. The Company defines and calculates Adjusted EBITDA (Pre-Bonus) as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, bonus plan expense and certain other non-core items. Adjusted EBITDA (Pre-Bonus) differed from the Company’s reported Adjusted EBITDA, as permitted by the Compensation Committee. For fiscal years 2023, 2024, and 2025, the difference between Adjusted EBITDA as reported and Adjusted EBITDA (Pre-Bonus) was due to the method by which the provision for credit losses was calculated and the exclusion of bonus plan expense. For fiscal years 2023, 2024, and 2025, the provision for credit losses was based upon loss rates for originations which occurred in the applicable fiscal year. For purposes of the reported Adjusted EBITDA, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

Adjustments to Calculate Compensation Actually Paid

The table below shows the details of the adjustments to total compensation as shown in the Summary Compensation Table to determine compensation actually paid in accordance with Item 402(v) of Regulation S-K.

	PEO			Average Non-PEO NEOs
	2025	2024	2023	2025	2024	2023
Total Compensation per Summary Compensation Table	$10,208,028	$11,710,777	$2,324,200	$5,654,570	$5,710,535	$1,760,575
Less Reported Change in Actuarial Present Value of Pension Benefits	–	–	–	–	–	–
Less Reported Value of Equity Awards (1)	(8,480,566)	(8,980,750)	(717,250)	(4,461,724)	(3,963,441)	(445,812)
Summary Compensation Table Adjustments	$(8,480,566)	$(8,980,750)	$(717,250)	$(4,461,724)	$(3,963,441)	$(445,812)
Add Additional Service Cost	–	–	–	–	–	–
Add Additional Prior Service Cost	–	–	–	–	–	–
Pension Benefit Adjustments	–	–	–	–	–	–
Add Year-end Fair Value of Outstanding and Unvested Equity Awards Granted During Year	26,717,102	16,551,046	529,438	12,136,811	6,896,407	317,987
Change Year over Year in Fair Value of Outstanding and Unvested Equity Awards	33,877,391	29,311,075	(327,569)	3,773,073	4,708,887	(209,432)
Add Fair Value of Vesting Date of Equity Awards Granted and Vested in the Year	1,415,860	1,644,210	87,203	693,109	685,103	52,378
Change Year over Year in Fair Value Equity Awards Granted in Prior Years that Vested in the Year	38,453,604	638,000	–	8,961,226	1,141,867	140,314
Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	–	–	–	–	–	–
Add Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	–	–	–	–	–	–
Total Equity Award Adjustments (2)	$91,983,390	$39,163,580	$(428,178)	$21,102,494	$9,468,822	$(144,565)
Compensation Actually Paid	$102,191,418	$50,874,357	$1,896,022	$26,757,064	$15,179,357	$1,616,010

(1)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year (and the average of such amounts for the Non-PEO NEOs).
(2)	The equity award adjustments for each applicable year are made in accordance with Item 402(v)(2)(iii)(C) of Regulation S-K.

Relationship Between Pay and Performance

Relationship Between Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, our cumulative TSR, and our peer group cumulative TSR over the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our net income over the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Non-GAAP Adjusted EBITDA (Pre-Bonus)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our Non-GAAP Adjusted EBITDA (Pre-Bonus) over the three most recently completed fiscal years.

Performance Measures Used to Link Company Performance to Compensation Actually Paid

The following is a list of financial performance measures which, in our assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for fiscal year 2025 to company performance. These were the only two financial performance measures that the Company used to link compensation actually paid to our NEOs for fiscal 2025 to Company performance:

●
Non-GAAP Variable Profit
●
Non-GAAP Adjusted EBITDA (Pre-Bonus)

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board currently consists of seven directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Directors in Class II will stand for election at the Annual Meeting. Andrea Mitchell, who currently serves as a Class II director and whose term is expiring at the Annual Meeting, is not standing for re-election, and accordingly, the size of the Board will be reduced from seven directors to six directors effective upon the Annual Meeting. We would like to thank Ms. Mitchell for her service on the Board since 2022 and her significant contributions to the Company in that time.

The terms of office of directors in Class III and Class I expire at our Annual Meetings of Stockholders to be held in 2027 and 2028, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that the Class II nominee named below, who is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at our 2029 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Shares represented by proxies will be voted “FOR” the election of the nominee named below, unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. The Class II nominee has consented to being named in this Proxy Statement and to serving if elected. Stockholders may not cumulate votes for the election of directors.

Nominee to Our Board

The name of the nominee, his age, position and the start of his service on our Board are provided in the table below.

Name	Age	Position	Director Since
Dan Preston	40	Director(1)(2)	January 2022

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee

Dan Preston. Mr. Preston has served as a member of the Board of the Company since the closing of the Business Combination in January 2022. Mr. Preston is the CEO of Stand Insurance, a property insurance innovator. He served as the Chief Executive Officer and Director of Metromile, an automobile insurance company offering usage-based insurance policies, from 2014 to 2022, where he previously served as Chief Technology Officer since joining in 2013. Prior to joining Metromile, Mr. Preston was the co-founder and Chief Technology Officer of AisleBuyer, a mobile retail innovator that was acquired by Intuit in April 2012. Mr. Preston received a bachelor’s degree in Computer Science from Brandeis University and a master’s degree in Computer Science with a specialization in Artificial Intelligence, Machine Learning and Computer Vision from Stanford University. We believe that Mr. Preston’s experience in innovative and growing technology companies qualifies him for service on our Board.

Continuing Directors

The names of the directors who are serving for terms that end following the Annual Meeting, their ages, positions and the starts of service on our Board are provided in the table below.

Name	Age	Position	Director Since
Class III Directors:
Jason Wilk	40	Chief Executive Officer and Director	January 2022
Brendan Carroll	48	Director(1)(2)	January 2022
Nima Khajehnouri	47	Director(1)	January 2026

Class I Directors:
Michael Pope	59	Director(1)(2)	January 2022
Yadin Rozov	48	Director(3)	July 2023

(1)	Member of our Audit Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Compensation Committee

Jason Wilk. Mr. Wilk has served as Chief Executive Officer and Chairperson of the Board of the Company since the closing of the Business Combination in January 2022. Mr. Wilk is the co-founder and has served as Chief Executive Officer of Dave since May 2016. Mr. Wilk has over 15 years of experience building digital companies. Prior to Dave, from October 2009 to July 2016, Mr. Wilk founded and served as Chief Executive Officer of AllScreen, an Inc 5000 top 20 technology platform that enabled large media outlets to syndicate their digital content to over 500 publishers. AllScreen was backed by leading investors Y Combinator and Mark Cuban before being acquired in 2015. Mr. Wilk began his career as the founder and Chief Executive Officer of 1DaySports.com, one of the first flash sale websites, which was acquired in 2008. Mr. Wilk holds a B.B.A. from Loyola Marymount University, College of Business Administration where he studied international business and technology. We believe that Mr. Wilk is qualified to serve as a director because of his in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives.

Brendan Carroll. Mr. Carroll has served as a member of the Board of the Company since the closing of the Business Combination in January 2022. Mr. Carroll is a Senior Partner at Victory Park Capital Advisors, LLC (“Victory Park”), which he co-founded in 2007. He is responsible for strategic initiatives and firm operations in addition to sourcing, evaluating and executing investment opportunities. Mr. Carroll also oversees marketing, fundraising, business development and investor relations for the firm. Mr. Carroll has served as member of the board of directors of Victory Park portfolio company, johnnie-O, since 2015, and has served as a member of the board of directors and as the Co-Chief Executive Officer of each of VPC Impact Acquisition Holdings II (Nasdaq: VPCB), a special purpose acquisition company founded by an affiliate of Victory Park, and VPC Impact Acquisition Holdings III, Inc. (NYSE: VPCC), a special purpose acquisition company founded by an affiliate of Victory Park, since January 2021. From 2005 to 2007, Mr. Carroll was a member of the Solutions Group at Magnetar Capital LLC, where he specialized in direct financings to lower middle market companies. He has held various investment banking positions at William Blair and Robertson Stephens, specializing in corporate finance and mergers and acquisitions. Mr. Carroll received a B.A. in government from Georgetown University and an M.B.A. from Harvard Business School. Mr. Carroll is a member of the Finance Council of the Archdiocese of Chicago and previously served on the Board of Regents at Georgetown University. He is also a director on the board of the Ann & Robert H. Lurie Children’s Hospital of Chicago and is also a member of the board’s Finance Committee. We believe that Mr. Carroll’s extensive management and professional experience in the finance industry qualify him to serve as a director.

Nima Khajehnouri. Mr. Khajehnouri has served as a member of the Board of the Company since January 2026. Mr. Khajehnouri has served as Vice President of Engineering at Meta since May 2025, and previously served as Vice President of Engineering at Google from January 2024 to May 2025, where he led the AI Data Engineering team. He previously served as Vice President of Engineering at Snap, Inc. from 2015 to December 2023, and Vice President of Engineering and Founding Member at NetSeer, Inc. from 2007 to its acquisition in 2015. Mr. Khajehnouri holds a Bachelor of Electrical Engineering from Sharif University of Technology, a PhD in Electrical Engineering and Computer Science from UCLA, and completed a postdoctoral fellowship in Computer Science, Complex Networks

Lab at UCLA. We believe that Mr. Khajehnouri is qualified to serve as a director because of his extensive expertise and deep familiarity with the technology industry.

Michael Pope. Mr. Pope has served as a member of the Board of the Company since January 2022. Mr. Pope served as Chief Financial Officer and Senior Vice President at Shutterfly, Inc. from October 2015 until his retirement in November 2019. He has over 25 years of financial experience having served as Chief Financial Officer at numerous technology companies, including Clean Power Finance, Inc., MarketTools Inc., Network General Corporation, DigitalThink, Inc. and Dionex Corporation. He previously served as a member of the board of directors and audit committee chairman at both Arlo Technologies, Inc. and Dionex Corporation. Mr. Pope holds a B.A. in Quantitative Economics from Stanford University and an M.B.A. from the Haas School of Business at the University of California at Berkeley. We believe that Mr. Pope is qualified to serve as a director because of his extensive financial experience and his deep familiarity with the technology industry.

Yadin Rozov. Mr. Rozov has served as a member of the Board of the Company since July 2023. Mr. Rozov is the founder and managing partner of Terrace Edge Ventures LLC, a financial advisory firm, since January 2022. From 2019 to 2021, Mr. Rozov was a Partner of GoldenTree Asset Management LLC, a leading global credit asset management firm. From 2019 to 2021, Mr. Rozov also served as the Chief Executive Officer and President of Syncora Guarantee Inc. and from 2020 to 2021, as Chief Executive Officer of Financial Guaranty UK Ltd, each of which is a stand-alone specialty insurance company owned by GoldenTree. From 2009 to 2019, he was a Partner and Managing Director at Moelis & Company where he headed the Financial Institution Advisory group and was on the Management Committee of Moelis Asset Management. From 2014 to 2019, Mr. Rozov helped co-found College Avenue Student Loans LLC and served on its board and co-founded Chamonix Partners Capital Management LLC. From 2007 to 2009, Mr. Rozov was a Managing Director at UBS AG, where he was the Head of the Americas for the Repositioning Group. Mr. Rozov previously has served on the board of directors of Oramed Pharmaceuticals Inc. (Nasdaq: ORMP), on the board of directors of Midwest Holding Inc. (Nasdaq: MDWT), and on the board of directors of Neo Performance Materials Inc. and currently serves on the board of Core Scientific Inc. (Nasdaq: CORZ) since January 2024. Mr. Rozov holds an M.Sc. in data science from Columbia University and a bachelor’s degree in physics and materials engineering from Rutgers University. We believe that Mr. Rozov’s extensive and varied experience in management and financial services and experience as a director of other public companies qualify him to serve as a director.

Family Relationships

There are no family relationships among any of our directors and executive officers.

OUR BOARD RECOMMENDS A VOTE “FOR”
THE NOMINEE FOR THE ELECTION OF THE CLASS II DIRECTOR
SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution, commonly known as a “say-on-pay” vote, to approve the compensation of our named executive officers as described in this proxy statement in the compensation tables in the section entitled “Executive Compensation” and any related narrative discussion contained in this proxy statement. This will be our first “say-on-pay” vote.

This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. While this stockholder vote on executive compensation is an advisory vote that is not binding on our Company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our named executive officers.

We encourage stockholders to read the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement, including the compensation tables and the related narrative disclosure, which describe the structure and amounts of the compensation of our named executive officers in fiscal year 2025. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and the Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory and non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.”

OUR BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF DAVE’S EXECUTIVE COMPENSATION.

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON DAVE’S EXECUTIVE COMPENSATION

At least every six years, we are required under Section 14A of the Exchange Act to hold a separate non-binding, advisory stockholder vote with respect to the frequency of future votes we will hold on “say-on-pay” proposals. Companies must give stockholders the choice of whether to cast an advisory vote on the “say-on-pay” proposal every year, every two years or every three years (commonly known as the “say-on-pay” frequency vote).

The Board recommends that stockholders vote to hold an advisory vote on executive compensation on an annual basis. This recommendation is based upon the premise that the Board and the Compensation Committee evaluate executive compensation policies on an annual basis, and an annual vote would provide more direct stockholder input on the Board and the Compensation Committee’s decision making. The Board also believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice. If such vote takes place less frequently, the Compensation Committee may not be able to effectively address concerns and feedback from stockholders in a timely manner and may not allow us to fully understand which policies are most supported by our stockholders.

OUR BOARD RECOMMENDS A VOTE FOR
A FREQUENCY OF “ONE YEAR”
FOR FUTURE ADVISORY VOTES ON DAVE’S EXECUTIVE COMPENSATION.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for each fiscal year since the fiscal year ended December 31, 2022. For the fiscal year ending December 31, 2026, our Audit Committee has again selected Deloitte to perform the audit of our consolidated financial statements and recommends that our stockholders vote for the ratification of such selection. In the event that Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our independent registered public accounting firm.

Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table presents the fees billed by Deloitte to us for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit fees(1)	$1,730,000	$1,069,000
Audit related fees	–	–
Tax fees(2)	$104,574	$133,000
All other fees	–	–
Total fees	$1,834,574	$1,202,000

(1)

Consists of fees for (a) services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10-K and (b) review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, and assistance with sales tax and tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by our independent registered public accounting firm, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting. The Audit Committee pre-approved all audit services provided in 2025 by our independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OUR BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF APPOINTMENT OF DELOITTE AS DAVE’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 with management, which has primary responsibility for the consolidated financial statements, and with the Company’s independent registered public accounting firm, Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee

Michael Pope, Chair

Brendan Carroll

Nima Khajehnouri

Dan Preston

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 3, 2026 by:

• each person known by us to be the beneficial owner of more than 5% of the Common Stock;

• each of our executive officers and directors; and

• all executive officers and directors of Dave as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Dave common stock is based on 11,499,286 shares of Class A common stock and 1,314,082 shares of Class V common stock outstanding as of April 3, 2026. Shares of common stock that may be acquired by an individual or group within 60 days of April 3, 2026 pursuant to the vesting of RSUs, the conversion of Class V common stock or the exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of April 3, 2026 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Unless otherwise indicated, the address for each Dave stockholder listed is 1265 South Cochran Avenue, Los Angeles, CA 90019.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class V Common Stock	%	% of Total Voting Power

Five Percent Holders
Hood River Capital Management LLC(1)	1,115,931	9.7%	—	—	4.5%
Paras Chitrakar(2)	993,819	8.7%	—	—	4.0%
Divisadero Street Capital Management, LP(3)	925,266	8.1%			3.8%
BlackRock, Inc.(4)	657,924	5.7%	—	—	2.7%
The Vanguard Group(5)	595,519	5.2%	—	—	2.4%

Current Directors and Named Executive Officers
Jason Wilk(6)	1,519,327	11.8%	1,314,082	100%	54.3%
Kyle Beilman(7)	102,601	*	—	—	*
Brendan Carroll	1,634	*	—	—	*
Nima Khajehnouri	—	*	—	—	*
Andrea Mitchell(8)	6,509	*	—	—	*
Michael Pope(9)	5,831	*	—	—	*
Dan Preston(10)	5,104	*	—	—	*
Yadin Rozov(11)	67,318	*	—	—	*
All executive officers and directors as a group (8 individuals)(12)	1,708,324	13.2%	1,314,082	100%	55.0%

*	Less than one percent.

(1)

Based solely on a Schedule 13G/A filed on February 17, 2026. Hood River Capital Management LLC has sole dispositive power over 1,115,931 shares of Class A common stock. The business address of Hood River Capital Management LLC is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, FL 33410.

(2)

Based solely on a Schedule 13D filed with the SEC on January 26, 2022. Mr. Chitrakar has sole voting and dispositive power over 993,819 shares of Class A common stock. The business address of Mr. Chitrakar is 750 N. San Vicente Blvd. 900W, West Hollywood, California 90069.

(3)

Based solely on a Schedule 13G filed on November 4, 2025. (i) Divisadero Street Capital Management, LP has shared voting and dispositive power over 925,266 shares of Class A common stock, (ii) William Zolezzi has shared voting and dispositive power over 925,266 shares of Class A common stock, (iii) Divisadero Street Partners, L.P. has shared voting and dispositive power over 815,859 shares of Class A common stock, (iv) Divisadero Street Partners GP, LLC has shared voting and dispositive power over 815,859 shares of Class A common stock and (v) Divisadero Street Capital, LLC has shared voting and dispositive power over 925,266 shares of Class A common stock. The business address of these reporting persons is 3480 Main Highway, Suite 204, Miami, FL 33133.

(4)

Based solely on a Schedule 13G filed on July 17, 2025. BlackRock, Inc. has sole voting power over 642,768 shares of Class A common stock and sole dispositive power over 657,924 shares of Class A common stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)

Based solely on a Schedule 13G filed on July 29, 2025. The Vanguard Group has shared voting power over 13,121 shares of Class A common stock, sole dispositive power over 573,485 shares of Class A common stock and shared dispositive power over 22,034 shares of Class A common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. According to the most recent Schedule 13G/A filed on March 26, 2026 by The Vanguard Group, The Vanguard Group does not beneficially own any share of our Class A common stock as of that date, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated.

(6)

Consists of (a) 21,824 shares of Class A common stock, (b) 16,205 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026, (c) 119,334 shares of Class A common stock issuable upon exercise of options within 60 days of April 3, 2026, (d) 47,882 shares of Class A common stock indirectly held through the Kiel Family Trust under the Briana Kiel 2021 Irrevocable Trust and (e) 1,314,082 shares of Class A common stock issuable upon conversion of Class V common stock.

(7)

Consists of (a) 71,767 shares of Class A common stock, (b) 7,876 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026, and (c) 22,958 shares of Class A common stock issuable upon exercise of options within 60 days of April 3, 2026.

(8)	Consists of (a) 5,404 shares of Class A common stock and (b) 1,105 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026.

(9)	Consists of (a) 4,726 shares of Class A common stock and (b) 1,105 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026.

(10)	Consists of (a) 3,999 shares of Class A common stock and (b) 1,105 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026.

(11)	Consists of (a) 66,213 shares of Class A common stock and (b) 1,105 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026.

(12)

Includes (a) 28,501 shares of Class A common stock underlying RSUs that will vest within 60 days of April 3, 2026, (b) 142,292 shares of Class A common stock issuable upon exercise of options within 60 days of April 3, 2026 and (c) 1,314,082 shares of Class A common stock issuable upon conversion of Class V common stock.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain our Amended and Restated 2021 Equity Incentive Plan which provides for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, which has been approved by our stockholders.

The following table presents information as of December 31, 2025 with respect to compensation plans under which shares of our Class A common stock may be issued, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (1)(2)
Equity compensation plans approved by security holders	1,723,338	19.35	1,503,314
Equity compensation plans not approved by securityholders	—	—	—
Total	1,723,338	19.35	1,503,314

(1)

Represents 947,826 shares available for future issuance under the Dave Inc. Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) and 555,488 shares available for future issuance under the Dave Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

(2)

The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the lesser of (i) 5% of the Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis, which for the avoidance of doubt also includes shares of Class V common stock outstanding on such day) or (ii) the number of shares of Common Stock initially reserved for issuance under the 2021 Plan and (iii) such smaller number of shares of common stock determined by the Board.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock that may be issued pursuant to such plan shall be increased on the first day of each year beginning with the 2022 fiscal year, equal to the lesser of (i) 1% of the number of shares of Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on a fully-diluted and as-converted basis) and (y) 229,794 shares of Common Stock (as adjusted for the 32-for-1 reverse stock split, which was effected on January 5, 2023).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:

•
we, VPCC or Legacy Dave have been or are to be a participant;
•
the amounts involved exceeds $120,000; and
•
any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investor Rights Agreement and Lock-Up Arrangements

In connection with the closing of the Business Combination, the Company, VPC Impact Acquisition Holdings Sponsor III, LLC (the “Sponsor”), Janet Kloppenburg, Peter Offenhauser and Kurt Summers (collectively, the “Prior Independent Directors”, and together with the Sponsor, the “Founder Holders”), and certain holders of Legacy Dave Capital Stock, in each case who received Common Stock pursuant to the Business Combination Agreement, entered into an investor rights agreement (the “Investor Rights Agreement”) in respect of the shares of Common Stock held by the Founder Holders and such Legacy Dave Stockholders following the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things, such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Investor Rights Agreement, the Founder Holders agreed not to sell, transfer, pledge or otherwise dispose of shares of Dave Class A Common Stock, shares of Dave Class V Common Stock or other securities exercisable therefor (as applicable), other than in connection with certain permitted transfers specified in the Investor Rights Agreement, for (i) in respect of the Founder Holders, the earlier of (x) 12 months following the closing of the Business Combination, (y) the date, which is on or after the 150-day anniversary of the closing date of the Business Combination on which the Dave Class A Common Stock achieves a trading price of at least $12.00 (as such trading price may be adjusted for any dividend, subdivision, stock split or similar event, and as determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) for any 30-trading day period commencing on or after the 150-day anniversary of the Closing, and (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property.

Financing Agreement

In January 2021, Dave OD Funding I, LLC (“Borrower”) entered into a delayed draw senior secured loan facility (the “Debt Facility”) with Victory Park Management, LLC (“Agent”), and allowed the Borrower to draw up to $100 million from various lenders (the “Lenders”) associated with Victory Park Management, LLC. The Debt Facility had an interest rate of 6.95% annually plus a base rate defined as the greater of the three-month London interbank offered rate (“LIBOR”) as of the last business day of each calendar month and 2.55%. Interest is payable monthly in arrears. The Debt Facility contained certain financial covenants, including a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance of $15.0 million.

On September 13, 2023, the Company executed the Third Amendment to the Debt Facility with the existing Lenders. The Third Amendment, among other things: (i) increased the secured loan facility commitment amount by $50 million to a total of $150 million; (ii) extended the maturity date of the Debt Facility from January 2025 to December 2026; (iii) added a liquidity trigger threshold, measured as of the last day of any calendar month, equal to the lesser of (a) the trailing six-month EBITDA as of such date, (b) the product of (A) the trailing three-month EBITDA as of such date, multiplied by (B) two (2), and (c) zero ($0); (iv) increased the minimum liquidity threshold, a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance, from $8.0 million to $15 million; (v) replaced LIBOR with the secured overnight financing rate (“SOFR”) and updated interest rates to the base rate (or if greater, SOFR for such date for a 3-month tenor and 3.00%) plus 5.00% per annum on that portion of the aggregate outstanding principal balance that is less than or equal to $75 million, plus the base rate plus 4.50% per annum on that portion of the aggregate outstanding principal balance, if any, that is greater than $75 million; (vi) updated prepayment premiums for early or voluntary principal repayments; and (vii) terminated the Company’s guaranty (the limited guaranty was secured by a first-priority lien against substantially all of the Company’s assets) of up to $25 million of the Borrower’s obligations under the Debt Facility has been terminated.

Payments of the loan draws are due at the following dates: (i) within five business days after the date of receipt by the Borrower of any net cash proceeds in excess of $0.25 million in the aggregate during any fiscal year from any asset sales (other than certain permitted dispositions), Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (ii) within five business days after the date of receipt by Borrower, or the Agent as loss payee, of any net cash proceeds from any destruction or taking, the Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (iii) within three business days after the date of receipt by Borrower of any net cash proceeds from the incurrence of any indebtedness of Borrower (other than with respect to permitted borrower indebtedness), the Borrower will prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; and (iv) (a) if extraordinary receipts are received by Borrower in the aggregate amount in any fiscal year in excess of $0.25 million or (b) if an event of default has occurred and is continuing at any time when any extraordinary receipts are received by Borrower, then within five business days of the receipt by Borrower of any such extraordinary receipts, the Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to (x) 100% of such extraordinary receipts in excess of $0.25 million in respect of clause (a) above and (y) 100% of such extraordinary receipts in respect of clause (b) above.

On October 18, 2024, the Company executed the Fourth Amendment to the Debt Facility with the existing Lenders to expand the Company’s borrowing capacity. The Fourth Amendment also updates interest rates to the sum of the base rate plus 5.00% per annum on the aggregate outstanding principal balance and updates prepayment premiums for early or voluntary principal repayments, among other administrative terms. The Fourth Amendment was accounted for as a debt modification and, accordingly, the Company incurred $0.03 million in associated costs which are being amortized to interest expense on a straight-line basis over the remaining term of the Debt Facility. As of June 30, 2025, the Company was not in compliance with a specific covenant under its existing Debt Facility. In particular, a breach existed relating to the Minimum Receivable Loan-to-Value ("LTV Ratio"), which exceeded the allowable limits set forth in the covenant. The Agent, on behalf of the Lenders, provided a one-time limited waiver of this covenant, effective from October 18, 2024 until June 30, 2025. This waiver is solely for that period and for addressing this specific breach, and does not constitute a waiver of any default or event of default under the Debt Facility. On July 14, 2025, the Company entered into the Fifth Amendment to the Financing Agreement, which, among other updates, removed the LTV Ratio covenant from the agreement entirely. The Fifth Amendment also implemented additional reporting requirements and enhanced cash management provisions to strengthen the Company's covenant structure and operational oversight.

As of December 31, 2025 and 2024, the Company had $75.0 million outstanding under the Debt Facility and had made no repayments. As of December 31, 2025, the Company was in compliance with all covenants under the Debt Facility. Brendan Carroll, a member of the Company’s Board, is a Senior Partner at Victory Park Capital Advisors, LLC, which manages the Agent. Interest expense related to the Debt Facility totaled $7.0 million for the year ended December 31, 2025.

Lease Agreements

In December 2018, Legacy Dave and PCJW Properties LLC (“PCJW”) entered into a sublease agreement (the “PCJW Sublease”), and in January 2019, Legacy Dave and PCJW entered into a net lease (the “Net Lease”), in each case for commercial office space in Los Angeles, California. Jason Wilk, a director and Chief Executive Officer of Dave, and Paras Chitrakar, a holder of greater than 5% of our Class A common stock, are both partners of PCJW. Mr. Wilk and Mr. Chitrakar each owns 50% of the partnership interests in PCJW. Monthly rent under the PCJW Sublease is approximately $0.007 million, subject to an annual escalation of 4%.

The monthly rent under the Net Lease is approximately $0.03 million, subject to an annual escalation of 5%. For each of the years ended December 31, 2025 and 2024, Dave paid $0.4 million under lease agreements with PCJW. The PCJW Sublease expires in October 2028 unless extended. Effective January 2026, the Company extended the Net Lease for one year, ending in December 2026.

Legal Services

The law firm of Mitchell Sandler PLLC, of which director Andrea Mitchell is a partner, has provided legal services to Dave for which the firm received payments of approximately $0.9 million and $1.3 million for the years ended December 31, 2025 and 2024, respectively.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that Dave will indemnify each of its directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.

Dave has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that Dave will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of Dave’s directors or executive officers, to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Dave will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

Related Party Transactions Policy

Dave has adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of Dave’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with Dave without the prior consent of the Audit Committee, or other independent members of the Board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for Dave to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding shares of common stock to file reports of their ownership and changes in their ownership of our common stock. We prepare these reports for our directors and executive officers who request it on the basis of information obtained from them and our records. We believe that applicable Section 16(a) filing requirements were met during 2025, with the exception of the following due to administrative error: (1) Forms 4 were filed late on June 6, 2025 on behalf of each of Ms. Mitchell, Mr. Pope, Mr. Preston, and Mr. Rozov relating to the annual RSU award to non-employee directors on June 2, 2025; (2) a Form 4 was filed late on June 17, 2025 on behalf of Mr. Wilk relating to the sale of 7,514 shares of Class A Common Stock pursuant to a sell-to-cover transaction on June 3, 2025; and (3) a Form 4 was filed late on June 17, 2025 on behalf of Mr. Beilman relating to the sale of 5,372 shares of Class A Common Stock pursuant to a sell-to-cover transaction on June 3, 2025. In addition, a Form 3 was filed late on February 26, 2026 on behalf of Mr. Khajehnouri, due to an extended processing time to obtain his initial SEC filing credentials under the new EDGAR Next system.

ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our Investor Relations department through our website at investors.dave.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available at investors.dave.com under “SEC Filings” in the “Financials & Filings” section of our website.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DAVE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94754-P52437

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DAVE INC.

The Board of Directors recommends a vote "FOR" the nominee listed in Proposal 1, "FOR" Proposals 2 and 4, and for a frequency of "1 YEAR" for Proposal 3.

1. Director Election

Nominee:	**For**	**Withhold**
1a. Dan Preston	☐	☐

	For	**Against**	**Abstain**
2. Advisory approval of Dave's executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes on Dave's executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V94755-P52437

DAVE INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2026

The stockholder(s) hereby appoint(s) Kyle Beilman and Joan Aristei, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may be properly presented at the meeting, all of the shares of stock of Dave Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DAVE2026 at 9:00 a.m., Pacific Time on Tuesday, June 2, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) HEREIN AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side